SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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ACADIA Pharmaceuticals Inc.

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ACADIA
Pharmaceuticals

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ACADIA PHARMACEUTICALS INC.

3611 Valley Centre Drive, Suite 300

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc., a Delaware corporation (“ACADIA” or the “Company”). The meeting will be held on June 23, 2020 at 8:00 a.m. Pacific time. This year’s annual meeting will be a completely virtual meeting of stockholders. You can attend the annual meeting by visiting www.meetingcenter.io/280696796 where you will be able to listen to the meeting live, submit questions and vote online. We are holding the annual meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors named herein to hold office until the Company’s 2023 Annual Meeting of Stockholders.
2.	To approve an amendment to the Company’s 2004 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.
3.	To approve the Company’s non-employee director compensation policy.
4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
5.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
6.	To conduct any other business properly brought before the meeting.

The record date for the annual meeting is April 24, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 23, 2020 at 8:00 a.m. Pacific time

The proxy statement and annual report to stockholders are available at https://ir.acadia-pharm.com.

By Order of the Board of Directors

Austin D. Kim Executive Vice President, General Counsel and Secretary

San Diego, California

April 29, 2020

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as described in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

1	Proxy Statement

1	Questions and Answers about these Proxy Materials and Voting

7	Proposal 1: Election of Directors

	11	Board of Directors and Corporate Governance

20	Proposal 2: Approval of Non-Employee Director Compensation Policy

23	Proposal 3: Approval of an Amendment to the 2004 Employee Stock Purchase Plan

	25	Description of the Amended Purchase Plan

30	Proposal 4: Advisory Vote on Executive Compensation

31	Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm

33	Security Ownership of Certain Beneficial Owners and Management

35	Executive Compensation – Compensation Discussion and Analysis

54	Director Compensation

56	Transactions with Related Persons

58	Householding of Proxy Materials

59	Other Matters

A-1	Appendix A: Non-Employee Director Compensation Policy

B-1	Appendix B: 2004 Employee Stock Purchase Plan

ACADIA PHARMACEUTICALS INC.

3611 Valley Centre Drive, Suite 300

San Diego, California 92130

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of ACADIA is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. The annual meeting will be held virtually on June 23, 2020 at 8:00 a.m. Pacific time. You can attend the annual meeting by visiting www.meetingcenter.io/280696796, where you will be able to listen to the meeting live, submit questions and vote online. The password for the meeting is ACAD2020. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 6, 2020 to all stockholders of record entitled to vote at the annual meeting.

Why are we holding a virtual annual meeting?

This year we have implemented a virtual format for our annual meeting, which will be conducted via live audio webcast and online stockholder tools. Given the evolving situation relating to the COVID-19 pandemic, we believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of the Board or management. During the annual meeting, we may answer questions submitted during the annual meeting and address those asked in advance, to the extent relevant to the business of the annual meeting, as time permits.

2020 Proxy Statement | 1

What do I need to do to attend the annual meeting?

You will be able to attend the annual meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.meetingcenter.io/280696796. To participate in the annual meeting, you will need the control number included on your Notice or proxy card. The password for the meeting is ACAD2020. The annual meeting webcast will begin promptly at 8:00 a.m. Pacific Time on June 23, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 24, 2020 will be entitled to vote at the annual meeting. On the record date, there were 155,861,373 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130.  If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (858) 202-7599 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2020 your shares were registered directly in your name with ACADIA’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of two Class I directors, James M. Daly and Edmund P. Harrigan, M.D., to hold office until our 2023 Annual Meeting of Stockholders;
•	Approval of an amendment to the Company’s 2004 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares;
•	Approval of the Company’s non-employee director compensation policy;

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•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and
•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” both the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still vote online during the annual meeting even if you have already voted by proxy.

•

To vote during the annual meeting, attend the Annual Meeting by visiting www.meetingcenter.io/280696796, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website). The password for the meeting is ACAD2020.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Daylight Time on June 19, 2020 to be counted.

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To vote through the internet, go to http://www.investorvote.com/ACAD to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Daylight Time on June 19, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on April 24, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you should have received a voting instruction form with these proxy materials from that organization rather than from ACADIA. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote online during the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

2020 Proxy Statement | 3

We provide online proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 24, 2020.

What if I return a proxy card, or otherwise vote, but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted “For” the election of each of the two nominees for director, “For” approval of the amendment to the Company’s 2004 Employee Stock Purchase Plan, “For” the approval of director compensation, “For” the advisory approval of executive compensation, and “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as applicable. If any other matter is properly brought before the meeting, one of the individuals named in the accompanying form of proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to ACADIA’s Secretary at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130.
•	You may vote online during the annual meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

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When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2020, to ACADIA’s Secretary at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal generally must be submitted in writing to the same address no later than March 25, 2021 but no earlier than February 23, 2021. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For”, “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against”, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3, 4 and 5, and will have the same effect as “Against” votes. Broker non-votes will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, advisory approval of executive compensation, or certain amendments to charter documents.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	The two nominees receiving the most “For” votes	None	None

2	Amendment to 2004 Employee Stock Purchase Plan, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares	“For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter	Against	None

3	Approval of the Company’s non-employee director compensation policy	“For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter	Against	None

4	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter	Against	None

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Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

5	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020	“For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter	Against	Not applicable (1)
(1)

This proposal is considered to be a “routine” matter under New York Stock Exchange rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under New York Stock Exchange rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 155,861,373 shares outstanding and entitled to vote. Thus, the holders of 77,930,687 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be reported in a Current Report on Form 8-K, which we plan to file within four business days after the date of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the date of the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

This proxy statement and the Company’s annual report to stockholders is available at https://ir.acadia-pharm.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

ACADIA’s Board of Directors is divided into three classes. Each class consists of approximately one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors presently has seven members. There are currently two directors in Class I, whose terms of office expire in 2020. The two nominees for Class I directors are James M. Daly and Edmund P. Harrigan, M.D.

Each of Mr. Daly and Dr. Harrigan is currently a director of the Company who was previously elected by the Company’s stockholders. If elected at the annual meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The terms of the directors in Classes II and III expire at our 2021 and 2022 Annual Meetings of Stockholders, respectively. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our directors except Julian C. Baker attended the 2019 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

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The following table sets forth information as of April 29, 2020 for our directors and executive officers:

Name	Position
Stephen R. Biggar, M.D., Ph.D.	Chairman of the Board and Director
Julian C. Baker	Director
Laura A. Brege	Director
James M. Daly	Director
Edmund P. Harrigan, M.D.	Director
Daniel B. Soland	Director
Stephen R. Davis	Director and Chief Executive Officer
Srdjan R. Stankovic, M.D., M.S.P.H.	President
Austin D. Kim	Executive Vice President, General Counsel, and Secretary
Elena H. Ridloff	Executive Vice President, Chief Financial Officer
Michael J. Yang	Executive Vice President, Chief Commercial Officer

The Nominating and Corporate Governance Committee (the “NCG Committee”) seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The NCG and the Board also recognize the importance of diversity in board composition, including diversity of experience, gender and ethnicity. To that end, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity. The following is a brief biography of each nominee and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the NCG Committee to recommend that person to continue to serve on the Board.

Nominees for Election for a Three-year Term Expiring at the 2023 Annual Meeting

James M. Daly, age 58, has served as a director of our company since January 2016. Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation from October 2012 to June 2015. Prior to joining Incyte, Mr. Daly worked for Amgen, Inc. for 10 years, holding multiple leadership positions. In his last role, Mr. Daly served as Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Previously, he served as Vice President and General Manager of Amgen’s Oncology Business Unit. His teams at Amgen were responsible for the successful launch of many products, including Aranesp®, Neulasta®, Vectibix®, Nplate®, Xgeva® and Prolia®. Previously, Mr. Daly spent over 16 years with Glaxo Wellcome/GlaxoSmithKline (GSK) where he held roles of increasing responsibility, including Senior Vice President, General Manager, Respiratory and Anti-Infective Business Unit, and led the U.S. launch of Advair®. He currently serves on the boards of directors of argenx SE, Bellicum Pharmaceuticals, Inc., Halozyme Therapeutics, Inc. and Madrigal Pharmaceuticals, Inc. Mr. Daly previously served on the board of directors of Chimerix Inc. Mr. Daly earned his B.S. in pharmacy and M.B.A. from the University at Buffalo, The State University of New York. The NCG Committee believes that Mr. Daly’s deep experience as a pharmaceutical executive enables him to bring critical industry and commercial knowledge and leadership skills to the Board.

Edmund P. Harrigan, M.D., age 67, has served as a director of our company since November 2015. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 to 2015, where he led a 3,500-person team in 80 countries that was responsible for collecting, interpreting and reporting clinical safety data for more than 600 marketed products, and managed regulatory interactions with global health agencies. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide

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Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Earlier in his career at Pfizer, Dr. Harrigan served as Vice President of Clinical Development, Therapeutic Area Head, CNS and Pain. Before entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years. He currently serves on the board of directors of Incyte Corporation, Karuna Therapeutics, Inc. and PhaseBio Pharmaceuticals, Inc. During the past five years, Dr. Harrigan has served on the board of directors of Bellicum Pharmaceuticals. Dr. Harrigan earned his B.A. degree in chemistry from St. Anselm College and holds an M.D. from the University of Massachusetts at Worcester. The NCG Committee believes that Dr. Harrigan’s deep experience as a pharmaceutical executive enables him to bring critical industry and regulatory and development knowledge and leadership skills to the Board.

The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the annual meeting.

Directors Continuing in Office Until the 2021 Annual Meeting

Julian C. Baker , age 53, has served as a director of our company since December 2015. Mr. Baker is a Managing Partner of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation Mr. Baker currently serves on the board of directors of Incyte Corporation. During the past five years, Mr. Baker served on the boards of directors of Genomic Health and Idera Pharmaceuticals, Inc. Mr. Baker holds an A.B. from Harvard University.

Stephen R. Biggar, M.D., Ph.D., age 49, has served as a director of our company since January 2013. Dr. Biggar is a Partner at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies. Dr. Biggar joined Baker Bros. Advisors LP in 2000. Dr. Biggar currently also serves on the board of directors of Kiniksa Pharmaceuticals, Ltd. During the past five years, Dr. Biggar served on the board of directors of Synageva BioPharma Corp. Dr. Biggar received an M.D. and a Ph.D. in immunology from Stanford University and received a B.S. in genetics from the University of Rochester.

Daniel B. Soland, age 62, has served as a director of our company since March 2015. Mr. Soland served as Chief Executive Officer of uniQure N.V., a human gene therapy company, from December 2015 until September 2016. Mr. Soland previously served as Senior Vice President and Chief Operating Officer of ViroPharma, Inc. starting in 2008 until it was acquired in 2014, and as Vice President and Chief Commercial Officer of ViroPharma from 2006 to 2008. During his tenure at ViroPharma, Mr. Soland managed the commercial, manufacturing and quality organizations, helped build the company’s commercial infrastructure in the United States, Europe, and Canada and led the launch of Cinryze®, one of the most successful ultra-orphan drugs in the United States. Mr. Soland served as President, Chiron Vaccines, of Chiron Corporation from 2005 to 2006 and led the growth of the vaccine business to over $1 billion in sales. From 2002 through 2005, Mr. Soland served as President and Chief Executive Officer of Epigenesis Pharmaceuticals. Earlier in his career, Mr. Soland worked for GlaxoSmithKline in increasing roles of responsibility from 1993 to 2002, including as Vice President and Director, Worldwide Marketing Operations, GSK Biologicals. He currently serves on the board of directors of DBV Technologies S.A. and KalVista Pharmaceuticals, Inc. Mr. Soland holds a B.S. in pharmacy from the University of Iowa.

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Directors Continuing in Office Until the 2022 Annual Meeting

Laura A. Brege, age 62, has served as a director of our company since May 2008. Currently, Ms. Brege is Managing Director of Cervantes Life Science Partners, LLC., a health care advisory and consulting company. From September 2012 to July 2015, Ms. Brege served as President and the Chief Executive Officer of Nodality, Inc., a privately held biotechnology company focused on innovative personalized medicine. Prior to joining Nodality in September 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., from June 2006 to December 2011, including Executive Vice President and Chief Operating Officer. Before joining Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm specializing in early-stage financing for technology companies, since 1999. Prior to Red Rock, she was the Senior Vice President and Chief Financial Officer at COR Therapeutics. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. Ms. Brege currently serves on the boards of directors of HLS Therapeutics, Inc., Mirum Pharmaceuticals, Inc., Pacira BioSciences, Inc. and Portola Pharmaceuticals, Inc. During the past five years, Ms. Brege served on the boards of directors of Aratana Therapeutics and Dynavax Technologies Corporation Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago.

Stephen R. Davis, age 59, has served as our Chief Executive Officer and as a director of our company since September 2015. Mr. Davis joined us in July 2014 as our Executive Vice President, Chief Financial Officer and Chief Business Officer and served as our Interim Chief Executive Officer from March through August of 2015. Mr. Davis brings over 20 years of executive-level experience in the pharmaceutical industry. Prior to joining our company, he was Executive Vice President and Chief Operating Officer at Heron Therapeutics, Inc., which he joined in 2013, and Executive Vice President and Chief Operating Officer at Ardea Biosciences, Inc. from 2010 to 2013. Prior to joining Ardea, Mr. Davis served in numerous executive roles at Neurogen Corporation from 1994 to 2010, including Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. Mr. Davis currently serves on the board of directors of Bellicum Pharmaceuticals, Inc. and Heron Therapeutics, Inc. During the past five years, Mr. Davis served on the boards of directors of Heron Therapeutics and Synageva BioPharma Corp. Earlier in his career, Mr. Davis practiced as a certified public accountant with a major accounting firm and as a corporate and securities attorney with a Wall Street law firm. Mr. Davis received his Bachelor of Science degree in accounting from Southern Nazarene University and a Juris Doctorate from Vanderbilt University.

Set forth below is biographical information for each of our executive officers other than Mr. Davis, whose biographical information is set forth above:

Srdjan R. Stankovic, M.D., M.S.P.H., age 63, has served as our President since November 2018. Dr. Stankovic previously served as our Executive Vice President, Head of Research and Development and has been with our company since November 2015. With a background in clinical and academic psychiatry, Dr. Stankovic brings over 20 years of executive level experience in drug development and clinical and medical affairs. Dr. Stankovic has built and led multidisciplinary teams for small molecules and biologics in therapeutic areas including neurology, psychiatry, oncology, cardiology and pain. He has led teams to achieve approvals of KEPPRA®, FENTORA®, TREANDA®, NUVIGIL® and ARISTADA™. Prior to joining our company, Dr. Stankovic served as Senior Vice President of Clinical Development and Medical Affairs at Alkermes plc. from 2013 to 2015. Prior to Alkermes, he held the position of Senior Vice President and Head of Global Clinical Development for Teva Pharmaceuticals Ltd. He was appointed to this role following Teva’s acquisition of Cephalon, Inc. where he served as Senior Vice President, Worldwide Clinical Research. Dr. Stankovic also served as Senior Vice President, Medical Affairs and Clinical Development CNS at Forest Laboratories, Inc. and held executive positions in research and development at Neurogen Corporation, Johnson and Johnson, and UCB. Dr. Stankovic received his M.D. from the University of Belgrade and holds a Master of Science in public health from the University of Alabama at Birmingham.

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Austin D. Kim, age 56, is our Executive Vice President, General Counsel, and Secretary and has been with our company since July 2018. From 2006 until 2017, Mr. Kim held several senior legal positions at Teva Pharmaceuticals, a global specialty pharmaceutical company. At Teva, Mr. Kim was most recently Vice President and Deputy General Counsel, Corporate/M&A, handling corporate and securities law matters, acquisitions and corporate development, capital markets transactions and corporate governance matters. Before joining Teva, Mr. Kim was Deputy General Counsel at IVAX Corporation, a global generic pharmaceutical company, which was acquired by Teva in 2006. Earlier in his career, Mr. Kim was a senior lawyer at Transamerica Corporation, practiced law at Pillsbury, Madison & Sutro and clerked for Judge Vaughn Walker of the United States District Court, Northern District of California. Mr. Kim received his J.D. from Columbia University School of Law and his A.B. in English literature and economics from Stanford University.

Elena H. Ridloff, CFA, age 40, is our Executive Vice President, Chief Financial Officer. Ms. Ridloff was previously Senior Vice President, Investor Relations and Interim Chief Financial Officer and has been with our company since April 2018. Ms. Ridloff joined us from Alexion Pharmaceuticals, Inc., where she served as Executive Director, Investor Relations from April 2014 to January 2016 and Vice President, Investor Relations from January 2016 to March 2018, and served as a member of Alexion’s Operating Committee. While at Alexion, Ms. Ridloff was responsible for building and leading an investor relations function. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also served as Managing Director at Maverick Capital, a hedge fund responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors, from July 2005 to January 2012. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania, and is a Chartered Financial Analyst.

Michael J. Yang, age 58, is our Executive Vice President, Chief Commercial Officer and has been with our company since March 2017. Mr. Yang joined us from Janssen Pharmaceutical Companies of Johnson & Johnson, where he served as President of Janssen Biotech Inc. and was responsible for building Janssen’s U.S. Immunology business, generating more than $8 billion in annual revenues. Mr. Yang began his career at Johnson & Johnson in 1997 and held numerous senior commercial positions such as President, CNS where he was responsible for growing the anti-psychotic long-acting therapy portfolio. His broad background of commercialization and general management experience also includes roles as the Worldwide General Manager of the Medical Device companies of Therakos, Inc and Veridex, LLC, where he launched new platforms, expanded global revenues and diversified the product lines. Prior to that, Mr. Yang was Vice President of Sales and Marketing, Oncology at Ortho Biotech Inc. He currently serves on the board of directors of Akcea Therapeutics, Inc. Mr. Yang earned his B.S. in business administration, marketing from San Diego State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in the applicable Nasdaq listing standards (including as independence is currently defined in Rule 5605(d)(2) of those listing standards).

Consistent with these considerations, after review of all identified relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Mr. Davis, our Chief Executive Officer.

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Our independent directors meet quarterly in regularly scheduled executive sessions at which only non-employee directors are present and which are presided over by the Chairman of the Board.

Board Leadership Structure

Our Board of Directors has an independent Chair who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of our Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s functions is risk oversight for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly, as well as through various committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board has received regular updates from the Chief Executive Officer on the evolving COVID-19 pandemic and its impact on the Company’s business. Our Compensation Committee is responsible for overseeing the Company’s executive compensation plans and arrangements and assessing whether any of our compensation policies or procedures has the potential to encourage excessive risk-taking. The Audit Committee oversees management of financial risks. The Audit Committee also monitors compliance with legal and regulatory requirements related to our finances. The NCG Committee manages risks associated with corporate governance, including the independence of the Board and potential conflicts of interest. Typically, the applicable Board committees discuss the applicable risk oversight at least annually at one of the regularly scheduled meetings for that committee with the relevant employees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and reports from management about such risks.

Meetings of the Board of Directors

The Board of Directors met seven times during 2019, including three special telephonic meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members.

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Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2019:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Julian C. Baker			X
Stephen R. Biggar, M.D., Ph.D.			X	*	X
Laura A. Brege	X	*			X
James M. Daly	X		X
Daniel B. Soland	X				X	*
Meetings in 2019	4		4		0

*	Committee Chair

Below is a description of the Audit Committee, Compensation Committee and NCG Committee of the Board of Directors. The Board of Directors has determined that each member of such committees meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent, and was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates pursuant to a written charter that is available on our website at https://www.acadia-pharm.com. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services,
•	reviewing our annual and quarterly results, financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management,
•

reviewing and discussing with our independent registered public accounting firm and management, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting,

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal auditing controls or auditing matters,
•	establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and
•	reviewing and approving any transaction with a related person that must be disclosed by us.

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The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards). Our Board of Directors has determined that Ms. Brege qualifies as an “audit committee financial expert”, as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education, prior experience and business acumen.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://www.acadia-pharm.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the stockholders.

The foregoing report has been furnished by the Audit Committee.

Laura A. Brege, Chair

James M. Daly

Daniel B. Soland

Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent. The Compensation Committee operates pursuant to a written charter that is available on our website at https://www.acadia-pharm.com. The functions of the Compensation Committee include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers and reviewing and suggesting corporate performance goals and
•	objectives relevant to such compensation, which shall support and reinforce our long-term strategic goals,

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•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to non-employee directors for their service on our Board of Directors and its committees,
•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification, administration or termination of existing plans and programs,

•	establishing policies with respect to equity compensation arrangements,
•

reviewing the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and approving any such agreements for all officers prior to approval by the Board of Directors, and

•

considering and responding to votes by the Company’s stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining the Company’s recommendations regarding the frequency of advisory votes on executive compensation.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures. The Compensation Committee meets several times each year. The agenda for each meeting is usually developed by the chair of the Compensation Committee in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the committee’s charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. For 2019, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as a compensation consultant to assist with Board and executive compensation. The Compensation Committee requested that FW Cook:

•	evaluate the efficacy of the Company’s existing executive compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•

assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy, including developing performance-based options designed focused on long-term incentives for executive officers.

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As part of its engagement, FW Cook was requested by the Compensation Committee to review and update, as necessary, the comparator group of companies used for fiscal 2018 compensation discussions and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, FW Cook also conducted interviews with certain members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Following an active dialogue with FW Cook and our President and Chief Executive Officer, the Compensation Committee and/or the Board of Directors approved the recommendations discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In addition, in 1998, the Board of Directors formed a Non-Officer Stock Option Committee to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not executive officers of the Company. In July 2018, the Board of Directors delegated the authority to grant options under the 2010 Equity Incentive Plan, as amended, to Mr. Davis and Mr. Kim, acting together. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Board of Directors. The authority of the Non-Officer Stock Option Committee is specified at least once every quarter, but, generally, it may not grant equity awards covering in excess of 100,000 shares to any one employee. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the committee. During 2019, the subcommittee exercised its authority to grant equity awards covering an aggregate of 3,512,244 shares to non-officer employees, including an aggregate of 1,847,344 in annual grants delegated by the Compensation Committee.

The Compensation Committee meets to discuss and make recommendations to the Board of Directors regarding annual compensation adjustments, annual bonuses, annual equity awards, and new performance objectives. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board of Directors any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, compensation surveys, and recommendations of compensation consultants, if applicable.

The specific determinations of the Compensation Committee with respect to executive compensation for 2019 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

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Nominating and Corporate Governance Committee

The NCG Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter that is available on our website at https://www.acadia-pharm.com. The functions of the NCG Committee include, among other things:

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors,
•	evaluating nominations by stockholders of candidates for election to our Board of Directors,
•	evaluating performance of our Board of Directors and applicable committees of the Board and determining whether continued service on the Board is appropriate,
•	developing, reviewing and amending a set of corporate governance policies and principles, including our Code of Business Conduct and Ethics,
•	considering questions of possible conflicts of interest of officers and directors as such questions arise, and
•	overseeing and reviewing the processes and procedures we use to provide information to the Board of Directors and its committees.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the NCG Committee considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board of Directors and ACADIA, to maintain a balance of knowledge, experience and capability. The NCG Committee does not have a formal policy regarding diversity, but does recognize the potential importance of diversity in board composition, including diversity of experience, gender and ethnicity, and believes that directors should represent a diversity of viewpoints. To these ends, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board of Directors, including sound judgment, collegiality, and integrity. In the case of incumbent directors whose terms of office are set to expire, the NCG Committee reviews such directors’ experience, qualifications, attributes, overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the NCG Committee also determines whether the nominee would be independent under applicable Nasdaq listing standards, and SEC rules and regulations with the advice of counsel, if necessary. The NCG Committee uses its network of contacts to compile a list of potential candidates, but has also engaged, when it deemed appropriate, a professional search firm. The NCG Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The NCG Committee meets to discuss and consider candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.

The NCG Committee will consider director candidates recommended by stockholders. The NCG Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the NCG Committee must do so by delivering a written recommendation to the NCG Committee at the following address: c/o Secretary, ACADIA Pharmaceuticals Inc., 3611 Valley Centre Drive, Suite 300, San Diego, California 92130. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. For the proposed candidate to be considered for nomination for the 2021 Annual Meeting of Stockholders, the written communication must be received no earlier than February 23, 2021 and no later than March 25, 2021.

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Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Company’s General Counsel at 3611 Valley Centre Drive, Suite 300, San Diego, CA 92130. All communications will be compiled by the General Counsel and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by the General Counsel, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.

Diversity and Inclusion

We are committed to providing an inclusive, supportive and diverse workplace that leverages the unique differences and perspectives each ACADIAN represents. We believe that with a shared voice, TOGETHER, we can change the lives of the patients and caregivers we serve. We believe openly sharing various viewpoints cultivates innovation and a competitive business advantage. Our goal is to create a culture that embraces and values these differences. Our commitment to diversity and inclusion in the workplace is highlighted by:

•	Approximately half of our employees, including approximately half of our executive management team members, are women, with multiple ethnicities and backgrounds represented on the team;
•	In 2019, ACADIA held diversity and inclusion workshops for all employees to learn more about unconscious bias and inclusion in the workplace; and
•	All employees of ACADIA are required to complete and pass a diversity and inclusion course.

Code of Ethics

As part of ACADIA’s Comprehensive Compliance Program described below, we have adopted the ACADIA Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://www.acadia-pharm.com. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. ACADIA requires all employees to comply with its Code of Business Conduct and Ethics and U.S. Healthcare Compliance Manual.

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Comprehensive Compliance Program

ACADIA’s Comprehensive Compliance Program is aligned with (1) the United States Department of Health and Human Services, Office of Inspector General’s April 2003 “Compliance Program Guidance for Pharmaceutical Manufacturers” and (2) the Pharmaceutical Research and Manufacturers of America’s “Code on Interactions with Health Care Professionals.” ACADIA’s Comprehensive Compliance Program has been designed to prevent and detect violations of company policy or law through a proactive and practical training and communication approach, an open-door policy to discuss and report any concerns and a comprehensive auditing and monitoring platform. In the event ACADIA becomes aware of potential compliance concerns, it will, where appropriate, take steps to investigate the matter, pursue disciplinary action, and/or implement corrective measures to prevent future issues.

Hedging Policy

Our Amended and Restated Policy for Stock Trading by Officers, Directors and Certain Other Employees prohibits our officers, directors, and other employees that may be designated from time to time by our Chief Executive Officer, from engaging in short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions with respect to our stock at any time. Our policy further prohibits such persons from engaging in transactions involving any loan, pledge or other transfer of beneficial ownership of the Company’s securities without obtaining advance clearance of the proposed transaction from our Chief Executive Officer or Chief Financial Officer.

Open Door Policy for Reporting Accounting and Auditing Matters

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at https://www.acadia-pharm.com.

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PROPOSAL 2

APPROVAL OF NON-EMPLOYEE DIRECTOR COMPENSATION

The Board of Directors is seeking stockholder approval of the Company’s newly-adopted non-employee director compensation policy (the “2020 Director Compensation Policy”). The Board of Directors believes that the 2020 Director Compensation Policy will appropriately serve to attract, retain and compensate the Company’s non-employee directors, who are important to the Company’s success, and that stockholder approval is in the best interests of the Company and its stockholders.

Background

In March 2017, the Board approved an update to the compensation program for the Company’s non-employee directors that went into effect in June 2017 (the “2017 Policy”). This update was made following a review of materials provided by FW Cook regarding director compensation of the same peer group of companies that was used to evaluate executive compensation. The 2017 Policy was reviewed by FW Cook with the Compensation Committee in April 2019 and April 2020 with reference to the updated peer groups used to evaluate executive compensation. Under the 2017 Policy, each of the Company’s non-employee directors received an annual stock option grant under the 2010 Equity Incentive Plan, as amended (the “2010 Plan”), exercisable for 15,000 shares of the Company’s common stock. New non-employee directors were eligible for an additional option to purchase 15,000 shares of the Company’s common stock. In April 2020, the Board approved a change in the methodology for equity grants to non-employee directors, as provided in the 2020 Director Compensation Policy, to be consistent with grants to executives and other employees, as well as typical market practice among our peer companies.

Summary of Director Compensation Policy

The following summary of the material terms of the 2020 Director Compensation Policy is qualified in its entirety by reference to the full text of the 2020 Director Compensation Policy, a copy of which is attached as Appendix A to this proxy statement and which is incorporated by reference into this proposal. Stockholders should refer to Appendix A for a more complete description of the 2020 Director Compensation Policy.

Cash Compensation

The 2020 Director Compensation Policy provides that each of the Company’s non-employee directors will automatically, and without futher action by the Board or Compensation Committee, receive cash compensation solely in the form of annual retainers, as set forth in the table below. The annual retainer amounts are payable immediately following the first meeting of the Board that follows the annual meeting of stockholders.  For any non-employee director who joins the Board other than at the first meeting of the Board following the annual meeting of stockholders, the annual retainer amounts will be pro-rated for the portion of the year remaining until the next annual meeting.

Annual Retainer	$50,000
Additional Retainer for Board Chair	$30,000
Additional Retainer for Audit Committee Chair	$20,000
Additional Retainer for Audit Committee Member (non-Chair)	$10,000
Additional Retainer for Compensation Committee Chair	$20,000
Additional Retainer for Compensation Committee Member (non-Chair)	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Chair	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Member (non-Chair)	$5,000

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Equity Compensation

The 2020 Director Compensation Policy provides for equity grants under the 2010 Plan as set forth below, beginning with annual grants to be made following the 2020 Annual Meeting of Stockholders. All stock options granted under the Director Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2010 Plan) of the underlying common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of Continuous Service as provided in the stock option agreement).

Initial Grant: For each non-employee director who is first elected or appointed to the Board, on the date of such non-employee director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the non-employee director will, automatically, and without further action by the Board or Compensation Committee, be granted the following two equity awards with a fair market value of $300,000: (i) a stock option to purchase shares of the Company’s common stock with a fair value of $150,000 and (ii) a retricted stock unit award with a fair value of $150,000 (calculating the value of such awards based on the grant date fair value thereof for financial reporting purposes). The shares subject to each such option, and the restricted stock units, will vest in equal annual installments over two years following the date of grant, subject to the non-employee director’s Continuous Service (as defined in the 2010 Plan) on each such vesting date.

Annual Grant: On the first Board meeting following each annual meeting of stockholders of the Company, each Non-Employee Director who continues to serve as a member of the Board following such stockholders meeting will, automatically and without further action by the Board or Compensation Committee, be granted the following two equity awards with a fair market value of $300,000: (i) a stock option to purchase shares of the Company’s common stock with a fair value of $150,000 and (ii) a retricted stock unit award with a fair value of $150,000 (calculating the value of such awards based on the grant date fair value thereof for financial reporting purposes). The shares subject to each such option will vest quarterly over one year following the date of grant, with the final tranche vesting upon the earlier of one year following the date of grant or the next annual meeting date, and the restricted stock units will vest in full upon the earlier of one year following the date of grant or the next annual meeting date, in each case, in each case subject to the Non-Employee Director’s Continuous Service (as defined in the 2010 Plan) on each such vesting date. A new director who joins the Board other than at the first meeting of the Board following the annual meeting of stockholders may be provided pro-rated annual equity awards at the time he or she joins the Board.

Reimbursement of Expenses

Upon presentation of documentation of expenses reasonably satisfactory to the Company, each non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any Committee on which he or she serves.

Additional Requirements

In making any future changes to compensation payable to non-employee directors, the Board or Compensation Committee will evaluate the practices of the peer group of companies that serve as references for executive compensation benchmarking, as well as then-current general best practices regarding director compensation.

The Compensation Committee will review the 2020 Director Compensation Policy on at least a biennial basis and engage an independent compensation consultant to assist in such review.

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Furthermore, the Company will not permit compensation to be paid to non-employee directors for their service as such other than as provided for in the 2020 Director Compensation Policy, unless there are extraordinary circumstances as determined by the Compensation Committee or the Board.

All payments to non-employee directors will be disclosed in accordance with applicable law, regulations and exchange or national market system requirements.

Approval of this proposal requires the vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum for Proposal 2, and abstentions will have the same effect as “Against” votes

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

22 | 2020 Proxy Statement

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2004 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 28, 2020, our Board of Directors amended the ACADIA Pharmaceuticals Inc. 2004 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by 3,000,000 shares. We refer to the Purchase Plan, as so amended, as the “Amended Purchase Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended Purchase Plan are summarized below. The difference between the terms of the Purchase Plan and the Amended Purchase Plan is that the Amended Purchase Plan provides that an additional 3,000,000 shares of our common stock may be issued pursuant to purchase rights granted under the Amended Purchase Plan.

In this Proposal 3, our Board of Directors is requesting stockholder approval of the Amended Purchase Plan, including the increase to the number of shares of common stock authorized for issuance under the Purchase Plan by 3,000,000 shares. The Board of Directors believes that the Amended Purchase Plan is an integral part of our long-term compensation philosophy and the Amended Purchase Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why We Are Asking Our Stockholders to Approve the Amended Purchase Plan

As of December 31, 2019, 485,254 shares were available for future issuance under the Purchase Plan without giving effect to the approval of the Amended Purchase Plan. Without replenishment, we believe such amount may be insufficient to meet our anticipated employee recruiting and retention needs beyond the second quarter of 2020. If the Amended Purchase Plan is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted.

Important Aspects of Our Purchase Plan Designed to Protect Our Stockholders’ Interests

The Amended Purchase Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended Purchase Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

Submission of amendments to the Amended Purchase Plan to stockholders. The Amended Purchase Plan requires stockholder approval for material amendments to the Amended Purchase Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended Purchase Plan.

•

Broad-based eligibility for equity awards. The vast majority of our employees are eligible to participate in the Amended Purchase Plan. By doing so, we tie our employee’s interests with stockholder interests and motivate our employees to act as owners of the business.

•

A holding period may be imposed for shares of stock purchased in future offerings. Among the amendments approved at the 2019 Annual Meeting was the addition of provisions permitting the Compensation Committee to impose a holding period of up to six months on shares purchased on any given purchase date in a future offering.

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General Amended Purchase Plan Information

In February 2004, the Board of Directors originally adopted, and in May 2004, the stockholders approved, the Purchase Plan. There were 125,000 shares of ACADIA common stock initially reserved for issuance under the Purchase Plan. In addition, the Purchase Plan contained an evergreen provision providing for an annual increase in the shares available for purchase under the Purchase Plan equal to the lesser of 1% of the outstanding shares of common stock on the record date for each Annual Meeting of Stockholders; 150,000 shares; or a number determined by the Board of Directors, as of the date of each annual meeting of stockholders beginning with annual meeting of stockholders in 2005. Pursuant to the evergreen provision, an additional 1,400,000 shares of ACADIA common stock were made available for purchase under the Purchase Plan between 2005 and 2014. The evergreen provision terminated after the annual increase in 2014. In April 2016, the Board of Directors adopted, and in June 2016, the stockholders approved, an amendment to the Purchase Plan, pursuant to which, among other things, an additional 400,000 shares of common stock were reserved for issuance under the Purchase Plan. In April 2019, the Board of Directors adopted, and in June 2019, the stockholders approved, an amendment to the Purchase Plan, pursuant to which, among other things, an additional 600,000 shares of common stock were reserved for issuance under the Purchase Plan.

As of December 31, 2019, an aggregate of 2,039,746 shares of ACADIA common stock had been purchased under the Purchase Plan and 485,254 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future purchase under the Purchase Plan. A total of 155,275,300 shares of ACADIA common stock were outstanding as of December 31, 2019.

In this Proposal 3, stockholders are requested to approve the Amended Purchase Plan. The affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the Amended Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

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Description of the Amended Purchase Plan

The material features of the Amended Purchase Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Purchase Plan. Stockholders are urged to read the actual text of the Amended Purchase Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Purpose

The purpose of the Amended Purchase Plan is to provide a means by which employees of ACADIA (and any related corporations designated by the Board of Directors to participate in the Amended Purchase Plan) may be given an opportunity to purchase ACADIA common stock through payroll deductions, to assist ACADIA in retaining the services of its employees, in recruiting new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success. As of April 29, 2020, approximately 560 employees were eligible to participate in the Amended Purchase Plan.

The rights to purchase common stock granted under the Amended Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board of Directors administers the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the rights granted under it. The Board of Directors has the power to delegate administration of the Amended Purchase Plan to a committee composed of not fewer than two members of the Board. The Board of Directors has delegated administration of the Amended Purchase Plan to the Compensation Committee. The Compensation Committee has the power, subject to the provisions of the Amended Purchase Plan, to determine when and how rights to purchase ACADIA common stock will be granted and the provisions of each offering of such rights (which need not be identical).

Stock Subject to Amended Purchase Plan

As of December 31, 2019, the Amended Purchase Plan had 485,254 shares of ACADIA common stock available for future purchase under the Amended Purchase Plan. If this Proposal 2 is approved, an additional 3,000,000 shares of ACADIA common stock will be made available for future purchases under the Amended Purchase Plan beginning with the next offering period that commences on or after June 23, 2020. If purchase rights granted under the Amended Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of ACADIA common stock not purchased under such rights again become available for issuance under the Amended Purchase Plan. A total of 155,275,300 shares of ACADIA common stock were outstanding as of December 31, 2019.

Offerings

The Amended Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Compensation Committee. The maximum length for an offering under the Amended Purchase Plan is 27 months. Currently, under the Amended Purchase Plan, each offering is 24 months long and is divided into four shorter “purchase periods” approximately six months long.

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Eligibility

Any person, other than a part-time or seasonal employee, who is customarily employed at least 20 hours per week and 5 months per calendar year by ACADIA (or by any parent or subsidiary of ACADIA designated by the Board of Directors) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by ACADIA or the designated parent or subsidiary for such period preceding the grant as our Board of Directors or the Compensation Committee may require, but in no event will the required period of continuous employment be greater than two years. We exclude from participation those of our employees who are employed in jurisdictions outside of the United States if, as of the offering date of the offering, the grant of such purchase rights would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed. Officers of ACADIA who are “highly compensated” as defined in the Code may be eligible to participate in the offerings, unless our Board of Directors or the Compensation Committee provides otherwise.

No employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of ACADIA or of any parent or subsidiary of ACADIA (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase more than $25,000 worth of ACADIA common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of ACADIA and any parent and subsidiaries in any calendar year.

Participation in the Amended Purchase Plan

Eligible employees enroll in the Amended Purchase Plan by delivering to ACADIA, prior to the date selected by our Board of Directors or the Compensation Committee as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering. Our Board of Directors may provide that each person who, during the course of an offering, first becomes eligible to participate in the Amended Purchase Plan will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible to participate or which occurs thereafter, receive a purchase right under that offering. Our Board of Directors may provide that each person who, during the course of an offering, first becomes eligible to participate in the Amended Purchase Plan will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible to participate or which occurs thereafter, receive a purchase right under that offering.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the Amended Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date, as set by our Board of Directors or the Compensation Committee.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as our Board of Directors provides in the offering. A participant may increase or begin such payroll deductions after the beginning of the offering only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with the general funds of ACADIA. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the offering.

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Purchase of Stock

By executing an agreement to participate in the Amended Purchase Plan, the employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, our Board of Directors or the Compensation Committee specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of ACADIA common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of ACADIA common stock available, our Board of Directors or the Compensation Committee would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the purchase date, as set by our Board of Directors, at the applicable price. See “Withdrawal” below. In addition, unless otherwise specifically provided in the offering, the amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares on the final purchase date of an offering will be distributed in full to the participant at the end of such offering, without interest.

Withdrawal

While each participant in the Amended Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to ACADIA a notice of withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time during the offering except as provided by our Board of Directors in the offering.

Upon any withdrawal from an offering by the employee, ACADIA will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Amended Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and ACADIA will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Purchase rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Amended Purchase Plan in the event of such participant’s death after the offering but prior to delivery to the participant of the shares and cash, or who is to receive the cash from the participant’s account in the event of such participant’s death during an offering.

Holding Period; Sales Restrictions

As approved at the 2019 Annual Meeting, offerings may contain a provision that requires participants to hold the stock they purchase under the Amended Purchase Plan for a minimum period of time not exceeding six months from the date of purchase. Specifically, by executing an agreement to participate in future offerings under the Amended Purchase Plan, the employee is agreeing that he or she will not (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result

2020 Proxy Statement | 27

in the disposition by any person at any time in the future of) any shares of our common stock purchased by him or her in such offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares, in each case before the passage of the relevant holding period. We may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of the applicable holding period.

Adjustment Provisions

Transactions not involving receipt of consideration by ACADIA, such as a reincorporation, combination, reclassification, stock dividend or stock split, may change the type, class and number of shares of common stock subject to the Amended Purchase Plan and to outstanding purchase rights. In that event, the Amended Purchase Plan will be appropriately adjusted in the type, class and maximum number of shares subject to the Amended Purchase Plan and the outstanding purchase rights granted under the Amended Purchase Plan will be appropriately adjusted in the type, class, number of shares and purchase limits of such purchase rights.

Effect of Certain Transactions

In the event of (i) a dissolution, liquidation or sale of all or substantially all of the securities or assets of ACADIA, (ii) a merger or consolidation in which ACADIA is not the surviving corporation, (iii) a reverse merger in which ACADIA is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) a sale or other disposition of at least 50% of the outstanding securities of the Company, any surviving corporation may continue or assume purchase rights outstanding under the Amended Purchase Plan or may substitute similar rights. If any surviving corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock immediately prior to such transaction under the ongoing offering and the participants’ rights under such ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

Our Board of Directors or the Compensation Committee may suspend or terminate the Amended Purchase Plan at any time. Unless terminated earlier, the Amended Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Amended Purchase Plan have been issued under the terms of the Amended Purchase Plan.

Our Board of Directors or the Compensation Committee may amend the Amended Purchase Plan at any time. Any amendment of the Amended Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board of Directors or the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Amended Purchase Plan (to the extent such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or “Rule 16b-3”); or (iii) modify the Amended Purchase Plan in any other way if such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Purchase rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without consent of the employee to whom such rights were granted.

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U.S. Federal Income Tax Information

Purchase rights granted under the Amended Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to ACADIA by reason of the grant or exercise of purchase rights under the Purchase Plan. ACADIA is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the Amended Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended Purchase Plan.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Consistent with that preference, our Board of Directors is soliciting an advisory vote at the 2020 Annual Meeting of Stockholders and intends to do so each year until the stockholders indicate a different preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the compensation philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “for” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board of Directors or the Company. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Approval of this proposal requires the vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this matter. Abstentions and broker non-votes will be counted toward a quorum for Proposal 4, and abstentions will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

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PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP was selected by the Audit Committee as our independent registered public accounting firm in March 2015. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ACADIA and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present at the meeting or represented by proxy and entitled to vote on this matter. Abstentions will have the same effect as “Against” votes.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2019 and 2018:

	Fiscal Year Ended December 31,
	2019	2018
Audit fees(1)	$968,010	$905,248
Tax fees(2)	194,245	122,017
Total fees	$1,162,255	$1,027,265

(1)

Represents fees for services rendered for the audit and reviews of our financial statements, including fees related to auditing work for our compliance with Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-8 registration statements filed in each of 2019 and 2018, including documents issued in connection with those filings such as consents.

(2)	Represents fees for preparation of federal, state and foreign income taxes and related schedules and calculations

Pre-Approval Policies and Procedures

The Audit Committee has pre-approval policies and procedures in place, pursuant to which services proposed to be performed by our independent registered public accounting firm are pre-approved by the Audit Committee. The policies generally provide for pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual service-by-service basis. The pre-approval of non-audit services also has been delegated to the Chair of the Audit Committee, but each pre-approval decision is reported to the full Audit Committee at its next scheduled meeting. All of the fees listed under the captions “Tax fees” and “All other fees” incurred in 2019 and 2018 were approved in accordance with our pre-approval policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5

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OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend. By submitting your proxy, you grant discretionary authority with respect to such other matters.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 7, 2020 by: (i) each of our directors, (ii) each of our Named Executive Officers (as defined below), (iii) all of our current directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 155,363,670 shares outstanding on February 7, 2020, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 7, 2020, which is 60 days after February 7, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Baker Bros. Advisors LP(2)	41,031,086	26.4%
FMR LLC(3)	20,891,029	13.4%
T. Rowe Price Associates, Inc.(4)	11,583,414	7.5%
The Vanguard Group(5)	10,632,142	6.8%
Blackrock Inc.(6)	10,482,234	6.7%
Directors and Named Executive Officers
Stephen R. Biggar, M.D., Ph.D.(7)	41,031,086	26.4%
Julian C. Baker(8)	41,031,086	26.4%
Laura A. Brege(9)	91,250	*
James M. Daly(10)	74,375	*
Edmund P. Harrigan, M.D.(11)	105,375	*
Daniel B. Soland(12)	126,875	*
Stephen R. Davis(13)	1,506,519	*
Srdjan R. Stankovic, M.D., M.S.P.H.(14)	662,064	*
Austin D. Kim(15)	41,342	*
Elena H. Ridloff(16)	11,916	*
Michael J. Yang(17)	285,961	*
All current directors and executive officers as a group (11 persons)(18)	49,936,763	27.7%

*	Less than one percent.
(1)

Except as otherwise noted below, the address for each person or entity listed in the table is c/o ACADIA Pharmaceuticals Inc., 3611 Valley Centre Drive, #300, San Diego, California 92130. Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

The shares of common stock reported to us as beneficially owned by Baker Bros. Advisors LP (“BBA”) includes 37,470,965 shares owned by Baker Brothers Life Sciences, L.P. (“BBLS”), 3,383,621 shares owned by 667, L.P., and 107,750 shares issuable to Dr. Biggar upon the exercise of stock options and 68,750 shares issuable to Mr. Baker upon the exercise of stock options. Pursuant to an agreement between Dr. Biggar and Baker Bros. Advisors LP, Dr. Biggar disclaims voting, dispositive power and pecuniary interest in stock options granted to him for services he performs as

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an employee of BBA. Mr. Baker has voting and investment power over the shares held by each of 667, BBLS and 14159, as a principals of BBA-GP. Mr. Baker disclaims beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of his indirect pecuniary interest therein. Does not include an aggregate of 489,269 shares issuable under warrants held by the Baker Brothers Funds, which are subject to a 19.99% ownership limitation that restricts exercise. BBA is the management company and investment adviser to 667, BBLS and 14159 and may be deemed to beneficially own all shares held by 667, BBLS, 14159, Mr. Baker and Dr. Biggar. Baker Bros. Advisors (GP) LLC, or BBA-GP, is the sole general partner of BBA. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of 667, BBLS and 14159, as principals of BBA-GP. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of their indirect pecuniary interest therein. The address for the Baker Brothers Funds is 860 Washington Street, 3rd Floor, New York, New York 10014. This information is based on the most recent Schedule 13D filed on behalf of Baker Bros. Advisors LP, subsequent filings, and our records relating to current outstanding stock options

(3)	The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based on its most recently filed Schedule 13G.
(4)	The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. This information is based on its most recently filed Schedule 13G.
(5)	The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This information is based on its most recently filed Schedule 13G.
(6)	The address for Blackrock Inc. is 55 East 52nd Street, New York, NY 10055. This information is based on its most recently filed Schedule 13G.
(7)

Includes 37,470,965 shares owned by BBLS, 3,383,621 shares owned by 667, L.P., and 107,750 shares issuable to Dr. Biggar upon the exercise of stock options, and 68,750 shares issuable to Mr. Baker upon the exercise of stock options. Dr. Biggar is an employee at BBA but disclaims beneficial ownership of any securities held by the Baker Brothers funds. Additionally, pursuant to an agreement between Dr. Biggar and BBA, Dr. Biggar disclaims beneficial ownership of any stock options granted to him for services he performs as an employee of BBA.

(8)

Includes 37,470,965 shares owned by BBLS, 3,383,621 shares owned by 667, L.P., and 107,750 shares issuable to Dr. Biggar upon the exercise of stock options, and 68,750 shares issuable to Mr. Baker upon the exercise of stock options. Mr. Baker has voting and investment power over the shares held by each of 667, BBLS and 14159, as a principal of BBA-GP. Mr. Baker disclaims beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of his indirect pecuniary interest therein.

(9)	Includes 91,250 shares issuable to Ms. Brege upon the exercise of stock options.
(10)	Includes 74,375 shares issuable to Mr. Daly upon the exercise of stock options.
(11)	Includes 1,000 shares owned by Dr. Harrigan and 104,375 shares issuable to Dr. Harrigan upon the exercise of stock options.
(12)	Includes 10,000 shares owned by Mr. Soland and 116,875 shares issuable to Mr. Soland upon the exercise of stock options.
(13)	Includes 2,954 shares owned by Mr. Davis and 1,503,565 shares issuable to Mr. Davis upon the exercise of stock options.
(14)	Includes 6,027 shares owned by Dr. Stankovic and 656,037 shares issuable to Dr. Stankovic upon the exercise of stock options.
(15)	Includes 509 shares owned by Mr. Kim and 40,833 shares issuable to Mr. Kim upon the exercise of stock options.
(16)	Includes 11,916 shares issuable to Ms. Ridloff upon the exercise of stock options.
(17)	Includes 2,499 shares owned by Mr. Yang and 283,462 shares issuable to Mr. Yang upon the exercise of stock options.
(18)	Includes 3,059,188 shares issuable upon the exercise of stock options.

34 | 2020 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee of the Board of Directors, which consists entirely of independent directors, administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee compensation and benefit plans and policies, to administer stock plans, and to review and recommend to the full Board of Directors for approval all compensation decisions relating to executive officers.

Key Program Changes in 2019

As discussed in further detail below, in response to stockholder feedback and in line with best pay governance practices, we implemented the following changes during 2019:

✓ Added performance stock units (PSUs) to the annual equity program, replacing previous performance options	✓ Shifted to dollar-denominated equity grants (rather than share-denominated)	✓ Simplified equity grants to one annual grant per year (rather than semi-annual grants)	✓ Adopted rigorous stock ownership guidelines

Executive Compensation Objectives and Philosophy

The Company’s executive compensation policies are designed to:

•	align executive compensation with business objectives and corporate performance;
•	attract and retain executive officers who contribute to the Company’s long-term success;
•	reward and motivate executive officers who contribute to operating and financial performance; and
•	link executive officer compensation and stockholder interests through the grant of long-term incentives.

The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against pre-established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry, taking into account the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officers in establishing each element of compensation but views each element as related but distinct.

The Compensation Committee’s philosophy is anchored by its strong pay-for-performance orientation and alignment with stockholder interests, based on the following beliefs.

•

“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2019, a majority of the primary compensation (base salary, regular annual cash incentives and the grant date fair market value of equity awards, in each case as reflected in the 2019 Summary Compensation Table) of the Chief Executive Officer and of the other named executive officers on average was variable (approximately 90% and 82%, respectively), based on performance and/or stock price.

2020 Proxy Statement | 35

•

Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2019, under the annual cash incentive program, executives were eligible for target bonuses ranging from 45% to 70% of base salary. Under this program, if the threshold, or minimum, performance level of a particular goal is not achieved, there is no payout. If a particular goal is achieved at only a threshold performance level, 75% (50% in the case of sales goals) of the target bonus is payable, and if such goal is achieved at an outperform (highest) level, a maximum of 150% (200% in the case of sales goals) of the target bonus is payable, with an overall cash incentive payout cap of 150% of target.

•

Performance stock units reward executives for the achievement of long-term objectives. Consistent with stockholder feedback, PSUs were introduced in 2019 and represented 25% of senior management’s annual equity grant value. The PSUs become vested only upon the determination by the Compensation Committee that specific and difficult to attain commercial, clinical and regulatory long-term objectives have been achieved. The PSUs replaced the prior performance-contingent component of annual equity awards (performance options, which were introduced in 2017 and also granted in 2018).

•

Stock options are inherently performance-based, as executives realize value only if there is stock price appreciation and such appreciation is maintained through the applicable vesting and exercise dates. Time-based stock options represented 50% of senior management’s annual grant value in 2019.

•

Restricted stock units are part of a balanced portfolio of equity awards. Consistent with stockholder feedback, time-based restricted stock units (RSUs) were retained as a part of the equity program and represented 25% of senior management’s annual grant value. RSUs were first introduced in 2018.

36 | 2020 Proxy Statement

Company Performance in 2019

2019 was a year of strong growth for the Company. Several significant commercial goals were achieved, leading to a 52% increase in net sales over 2018 of NUPLAZID. Additional key objectives were achieved during the year, including:

•

Enrollment targets were exceeded in clinical trials for dementia-related psychosis (DRP), adjunctive treatment of major depressive disorder (MDD) and schizophrenia (both inadequate response and negative symptoms);

•	Positive results were achieved in pivotal studies for DRP and the negative symptoms of schizophrenia;
•	Advancement of the Phase 3 program in MDD and commencement of the Phase 3 trial of trofinetide for Rett syndrome; and
•	Successful execution of an equity offering, providing sufficient capital to support the Company’s planned commercial and R&D objectives.

As a result of its commercial, R&D and financial execution in 2019, the Company is well-positioned to execute on its broad development objectives, including expansion into potential new indications for pimavanserin, advancing trofinetide and investing in opportunities consistent with its long-term growth strategy to enhance its pipeline.

Further, the Company’s total shareholder return (TSR) has been strong. Annualized TSR was +165% and +14% for the one- and three-year periods ending December 31, 2019, which ranked at the 100th and 61st percentile of our peer group, respectively.

Say-on-Pay and Stockholder Engagement

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2019 Annual Meeting, approximately 66% of the “say on pay” votes cast were in favor of the compensation of the Company’s named executive officers in 2018. The vote was favorable, as it has been every year since 2013 (the first time an advisory vote was held) and the approval percentage increased slightly from 2018. The Compensation Committee determined that continued stockholder engagement and responsiveness was advisable. Consistent with 2018, at the direction of the Compensation Committee, the Company augmented its Spring investor engagement by conducting a Fall outreach program, seeking, among other things, interim feedback on the Company’s executive compensation program.

In the Fall outreach to stockholders, the Chairman of the Board of Directors and the Company’s Vice President, Investor Relations contacted stockholders representing approximately two-thirds of the then-outstanding shares of the Company, and conducted an active dialogue with the Company’s largest long-term institutional investors other than Baker Brothers, collectively representing approximately 30% of the then-outstanding shares. Investors holding approximately 11% of the Company’s shares who were contacted during this period indicated that individualized outreach was not needed. Together with the ownership of the entities affiliated with the Chairman, discussions were held with stockholders representing over 55% of the Company’s then-outstanding shares. In addition, during 2019 and 2020 to date, senior management of the Company presented at nine investor conferences, hosted representatives of over 50 investment funds on visits to the Company, and held approximately 350 meetings and calls with investors on an individual basis. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

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The following table summarizes the executive compensation feedback the Company received during the 2018 and 2019 outreach, and the actions taken in response.

Outreach Year	Feedback	Company Action
2018 and 2019	Concern over historic option burn rate

Burn rate for 2018 reduced significantly from 2017, with continued decline in 2019, reflecting decrease in 2018 and 2019 annual grant budgets, with executive awards reduced from 2017 levels accordingly

2018	RSUs, which have less volatility than stock options, and have retentive value, could be added to the mix of equity awards as a part of a balanced portfolio	RSUs were included for the first time in the Fall equity awards for 2018 and were included again in the 2019 annual grants, in each case comprising 25% of the equity mix
2018	Performance RSUs should be considered as a part of the equity mix, potentially in place of performance-based options	PSUs based on challenging long-term goals were incorporated into the 2019 annual grants, comprising 25% of the equity mix and replacing performance options
2019	Lack of stock ownership guidelines and other risk mitigators	Rigorous stock ownership guidelines were adopted for officers and non-employee directors in early 2020; ongoing consideration of other risk mitigation measures
2019	Desire for more quantitative annual incentive plan metrics, and differentiation between annual incentive plan and performance-based equity performance metrics

The Company is considering further differentiating metrics as between the annual incentive plan and performance-based equity and focuses its PSUs on multi-year, rather than one-year, performance periods

Positive Pay Practices

The Company’s executive compensation program reflects several positive pay governance practices, as follows:

What We Do	What We Don’t Do

✓  Grant compensation that is primarily at-risk and tied to performance

✓  Subject short- and long-term incentive compensation to measurable and rigorous goals

✓  Use an independent compensation consultant

✓  Cap annual cash incentive payments at 150% of target and PSUs at 200% of target

✓  Structure compensation to avoid excessive risk taking

✓  Provide competitive compensation that is compared against an industry peer group

×  Allow hedging of Company equity

×  Reprice stock options

×  Provide excessive perquisites

×  Provide supplemental executive retirement plans

×  Pay tax gross-ups on a change in control

×  Provide “single trigger” change in control payments

×  Provide excessive severance benefits

✓ Have rigorous stock ownership guidelines

38 | 2020 Proxy Statement

Determining Executive Compensation

Peer Group and Benchmarking

General. The Compensation Committee uses a peer group developed in coordination with an independent compensation consulting firm to assist it in understanding market factors, including the range of base salary, target annual incentive compensation, and equity grant levels offered for comparable roles at comparable companies. The Compensation Committee looks to the peer group of companies, as well as the broader market, as a baseline for executive compensation decisions. Generally, it does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, pre-defined goals and objectives.

2019 Peer Group. The 2018 peer group, as discussed in last year’s proxy statement, was used to reference compensation decisions made in early 2019, specifically base salary and target cash incentive levels. In the Spring of 2019, the Compensation Committee engaged an independent compensation consulting firm, Frederic W. Cook & Co. (“FW Cook”), to assist it with the development of an updated peer group to reference for compensation decisions later in 2019 and in early 2020. As part of its engagement, FW Cook was requested by the Compensation Committee to review and update, as necessary, the comparator group of companies that FW Cook had developed with the Compensation Committee for fiscal 2018 compensation decisions. In establishing the peer groups for 2019, the Compensation Committee considered potential peer companies’ stage of development and size (especially market capitalization) relative to ACADIA.  Following an active dialogue with FW Cook, the Compensation Committee approved modifications to the prior peer group to remove nine companies (primarily due to such companies having a lower market capitalization relative to ACADIA) and add seven companies.  The nine companies removed were Acorda Therapeutics, Alder BioPharma, Amarin, Arena Pharmaceuticals, Corcept Therapeutics, GW Pharma, Insmed, Intra-Cellular Therapies and Tesaro. The companies in bold below were added to the peer group. The resulting peer group consisted of:

Alkermes plc	Jazz Pharma
Alnylam Pharma	Nektar Therapeutics
Array BioPharma	Neurocrine Biosciences, Inc.
bluebird bio	Pacira Pharmaceuticals, Inc.
Clovis Oncology, Inc.	Portola Pharmaceuticals, Inc.
Exact Sciences	Puma Biotechnology, Inc.
Exelixis	Sage Therapeutics, Inc.
Halozyme Therapeutics, Inc.	Seattle Genetics
Intercept Pharmaceuticals, Inc.	Supernus Pharmaceuticals
Ionis Pharma	The Medicines Company
Ironwood Pharmaceuticals, Inc.	United Therapeutics

When the 2019 peer group was selected, ACADIA’s market capitalization of approximately $3.9 billion was was at the 54th percentile of the peer group. As of April 15, 2020, the Company’s market capitalization was approximately $7.0 billion, or the 76th percentile of the 2019 peer group.

2020 Proxy Statement | 39

Performance Evaluation

Historically, the Chief Executive Officer has evaluated the performance of the other executive officers on an annual basis and made recommendations to the Compensation Committee with respect to salary adjustments, bonuses and equity awards. For 2019, Mr. Davis provided guidance to the Compensation Committee on the Company’s achievement of corporate goals, based on his discussions with senior management. The Compensation Committee exercises its discretion in determining recommendations to the Board for salary adjustments and discretionary cash and equity awards for executive officers. Mr. Davis did not participate in, and was not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his performance.

Elements of Executive Compensation

Compensation for executives consists of four principal components: base salary, potential annual incentive bonus, long-term incentives, and post-employment compensation. Changes to these components have been generally determined and made or paid, as appropriate, in the Spring of each year.

Base Salary. As a general matter, the base salary for each executive is initially established through arm’s-length negotiation at the time of hire, taking into account such officer’s qualifications, experience, prior salary (if available), and competitive market salary information for similar positions in the biotechnology industry. Base salaries of executives are reviewed annually and any adjustment is determined by an assessment of corporate performance, the performance of each executive officer against his or her individual job and functional area’s responsibilities including, where appropriate, the impact of such performance on the Company’s business results, the financial position of the Company, competitive market conditions for executive compensation for similar positions, and cost-of-living considerations. For 2019, base salaries were increased as follows, with the percentage increase generally tracking the increase applied for non-executives:

Name	2018 Salary	2019 Salary	% Increase	Reason for Increase
Stephen R. Davis	$723,800	$747,656	3.3%	Standard merit
Srdjan R. Stankovic	$675,000	$697,275	3.3%	Standard merit
Austin D. Kim	$430,000	$437,095	1.7%	Standard merit(1)
Elena H. Ridloff	$425,000	$450,000	5.9%	Standard merit + promotion
Michael J. Yang	$487,300	$503,382	3.3%	Standard merit

(1)	Mr. Kim’s merit increase was pro-rated to reflect his joining the Company in mid-2018.

Annual Incentive Bonuses. The Compensation Committee believes that performance-based cash bonuses play an important role in providing incentives to executives to achieve defined annual corporate goals. At the beginning of each year, the Compensation Committee reviews a detailed set of overall corporate performance goals for the current year prepared by management that are intended to apply to the executives’ annual incentive awards. If those goals are achieved in full, 75% of the executives’ annual target incentive awards would be earned. In early 2019, the Compensation Committee reserved the ability to approve an additional set of corporate performance goals at mid-year that would result, if achieved in full, in the remaining 25% of the executives’ annual target incentive awards being earned. These mid-year goals are at least as challenging as the goals set earlier in the year. The performance metrics against which executive officers are measured are pre-established, clearly communicated, measurable, and consistently applied. The Committee considers these metrics to be objectively measurable, rigorous and not susceptible to discretionary interpretation or application.

40 | 2020 Proxy Statement

The target annual incentive bonuses in 2019 were as follows in the table below. These bonus target percentages were unchanged from 2018, with the exception of Ms. Ridloff, whose bonus target was increased from 35% to 45% in connection with her promotion, in April 2019, to Chief Financial Officer and related increase in responsibilities. Actual bonuses can range from 0 to 150% of the applicable target percentage based on the Compensation Committee’s quantifiable assessment of total corporate goal achievement to align delivered pay with actual performance.

Name	Base Salary Paid for 2019	Target Bonus (as % of Base Salary)	Target Bonus
Stephen R. Davis	$743,705	70%	$520,593
Srdjan R. Stankovic	$693,563	65%	$450,816
Austin D. Kim	$435,913	45%	$196,161
Elena H. Ridloff	$444,026	45%	$199,812
Michael J. Yang	$500,701	50%	$250,351

For 2019, the Board of Directors established corporate goals related to the following categories:

2019 Corporate Annual Cash Incentive Plan Goals		Weighting	Achievement
1.	NUPLAZID: Grow NUPLAZID as the only approved treatment and standard of care for patients with Parkinson’s Disease Psychosis	40%	58.02%
	• Achievement of full-year 2019 sales target
	• Achievement of fourth quarter 2019 sales target

2.	Research and Development: Leverage the potential of pimavanserin by expanding to additional indications with significant unmet needs	40%	56.75%
	• DRP: Achieve enrollment and randomization goals, as well as positive interim analysis in Phase III study
	• Schizophrenia and MDD: achieve randomization target, site initiation, screening and randomization goals
	• Trofinetide: Achieve study commencement and site initiation goals

3.	Corporate/Business: Expand pipeline through focused business development in CNS disorders with high unmet need	20%	0%
	• Achieve search and evaluation, corporate development and franchise enhancement goals
	Total:	100%	114.77%

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Compared to the corporate goals for 2018, the Committee determined that it was appropriate to decrease NUPLAZID weighting from 45% to 40%, and to increase R&D weighting from 35% to 40%. This change reflected the Committee’s determination that with the establishment of commercial success in NUPLAZID’s current indication, the value of extending the pimavanserin franchise to additional indications assumed greater importance. Actual payout was determined by the Compensation Committee based on achievement of the pre-established goals, which have individual weightings and criteria for determination of payout above and below target levels. The Compensation Committee determined that the NUPLAZID and Research and Development objectives were achieved at outperform levels of 58.02% and 56.75%, respectively.  This was offset in part by the Corporate/Business objectives being achieved at below-threshold levels, resulting in 0% credit. The annual cash incentive percentage, therefore, was 114.77% of target for each executive. The resulting individual bonus percentages were as follows:

Name	2019 Annual Bonus Achieved (as % of Target)	Actual Bonus for 2019	Actual Bonus for 2019 (as % of Base Salary)
Stephen R. Davis	114.77%	$597,485	80%
Srdjan R. Stankovic	114.77%	$517,401	75%
Austin D. Kim	114.77%	$225,134	52%
Elena H. Ridloff	114.77%	$229,324	52%
Michael J. Yang	114.77%	$287,328	57%

Long-Term Incentives. In 2019, the Company’s approach to annual equity awards for all employees was revised in response to stockholder feedback.  Rather than semi-annual grants in the Spring and Fall, as had been the case in 2017 and 2018, the Company shifted to one annual grant in the Spring, as had been the practice prior to 2017.  Further, in an effort to reduce fluctuation in grant values, and in light of the incorporation of RSUs and PSUs into the equity mix, the Company moved to dollar-denominated awards, rather than a share-denominated approach. The grant date fair value of executives’ equity awards granted is based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, and the executive’s potential for continued sustained contributions to the Company’s success. Based on market data provided by FW Cook, the Compensation Committee also considers the equity grant levels of the peer group. The Compensation Committee set the 2019 equity grant value near the 50th percentile of the peer group for the NEOs as a group.

In 2019, annual grants were made in April with the following equity mix: 50% time-based stock options; 25% PSUs; and 25% time-based RSUs. In addition to the annual grants, in July 2019, Mr. Yang received a special grant of PSUs for retention purposes (which are eligible to vest in four equal installments: 12, 18, 24 and 30 months after grant upon achievement of certain rigorous net sales targets), and Ms. Ridloff received a special grant of RSUs in connection with her promotion in April 2019 to Chief Financial Officer, which will begin vesting in April 2022. For details on awards granted in 2019, please see the Grants of Plan-Based Awards table included below.

Time-Based Stock Options (50% Weighting). Options are granted based on the belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote the Company’s entrepreneurial culture. Time-based options vest 25% after one year and in equal monthly installments over the next three years and have a ten-year term.

The Compensation Committee believes that stock options are inherently performance-based, incentivize employees to make decisions that ensure long-term success, and are appropriate and advantageous for the following additional reasons:

•	Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.
•

Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price (determined as of the date of grant).

42 | 2020 Proxy Statement

•	The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.
•	Stock options are well understood and help attract and retain employees who contribute to the Company’s entrepreneurial culture.

PSUs (25% Weighting). PSUs provide for alignment with the Company’s long-term strategic goals. PSUs are earned only if the Company achieves rigorous long-term goals related to NUPLAZID revenue, pimavanserin development and other research and development objectives and business development goals focused on complementary indications benefiting from the Company’s demonstrated expertise in development and commercialization. For PSUs granted in 2019, the goals may be achieved between 2019 and 2023, with a decreasing number of points (or no points) earned for achievement in later years. Up to 42 possible points may be earned and achieving certain point thresholds results in PSUs being earned. The goals represent diversified business and development strategies, not all of which are expected to come to fruition. As such, we consider achievement of all goals to be highly unlikely and the achievement of the points required to earn target and maximum level payouts to represent very strong and truly outstanding performance, respectively. There is a minimum vesting period of two years on all earned awards.

PSU Earn Out Schedule
Total Points Earned	Awards Earned (% Target)
<4	0%
4	50%
8	75%
12	100%
15	125%
18	150%
21	175%
≥24	200%

The PSU goals are pre-established, clearly communicated, measurable, and consistently applied. They focus on long-term performance, unlike our annual cash incentive program, which focuses on short-term performance. The categories of goals, performance periods and weightings are as follows:

Goal Category	Performance Period*	Weighting
NUPLAZID revenue achievement	2019-2023	29% of available points
FDA approval of additional uses of pimavanserin	2020-2023	52% of available points
Development and approval of non-pimavanserin compound(s)	2021-2023	19% of available points

*	A decreasing number of points, or zero points, would be earned for achievement in later years.

Time-Based Restricted Stock Units (25% Weighting). The Company believes that RSUs are a stable equity vehicle that has significant retentive value. The RSUs vest in four annual installments beginning on the first anniversary of the grant date.

Additional Policies and Benefits

Equity Grant Policies. Executives’ stock options are granted with an exercise price based on the fair market value, which has been deemed to be the closing price on the date of grant. Stock option grants to executives currently are made pursuant to our 2010 Plan. We do not coordinate the grant of stock options to the timing of releases of material non-public information. New hire equity grants, which are made to all employees (including executives) at the time of hire, have historically consisted solely of time-based options, with the number of options determined by the level of the employee. Beginning in 2020, new hire equity grants consist of both time-

2020 Proxy Statement | 43

based options and RSUs, with a higher proportion of the overall grant value made up of options for senior vice presidents and above. In addition, beginning in 2020, new hire equity grants are made on a dollar value basis rather than as a fixed number of awards dependent upon level. For executive-level hires, the award value is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

Restrictions on Hedging or Pledging. Pursuant to the terms of the Company’s Amended and Restated Policy for Stock Trading by Officers, Directors and Certain Other Employees, executive officers are prohibited from engaging in short sales, transactions involving put or call options, hedging transactions and other inherently speculative transactions with respect to our stock at any time. In addition, pursuant to that policy, executive officers may not pledge or otherwise transfer any beneficially owned Company securities without prior notification and approval by the Chief Executive Officer or Chief Financial Officer.

Stock Ownership Guidelines. In early 2020, the Company adopted robust stock ownership, in part based upon the feedback our shareholders. Executive officers’ stock ownership guidelines are based on the value of common stock owned as a multiple of base salary.  The guidelines will be reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer's position, as set forth below:

Position	Stock Ownership Multiple of Salary
Chief Executive Officer	6x
President	4x
Other Executive Officers	2x

The program counts owned shares and in-the-money value of vested stock options towards the guideline. Ownership levels are expected to be achieved within five years of the guideline being applicable. As of December 31, 2019, all named executive officers were either in compliance with the guidelines or had additional time to achieve them.

Post-employment Compensation. The named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.” These severance and change in control benefits are an essential element of the overall executive compensation package, and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions, an employee stock purchase plan and, for new hires who are relocating, certain relocation benefits (including, among other things, certain moving expenses and reimbursement of certain costs incurred in connection with the sale of an existing home and purchase of a new home); however, the Compensation Committee in its discretion may revise, amend or add to these benefits.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Dr. Biggar and Messrs. Baker and Daly. No member of the Compensation Committee has ever been an officer or employee of the Company. None of the executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

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Compensation Risk Assessment

Although a portion of the compensation provided to our executive officers and other employees is performance-based, the executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that the compensation programs are designed to encourage executive officers and other employees to remain focused on both short-term and long-term strategic goals within the context of a pay-for-performance compensation philosophy.

Compensation Committee Report

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The foregoing report has been furnished by the Compensation Committee.

Stephen Biggar, Committee Chair

Julian Baker

James Daly

2019 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2019, 2018, and 2017, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated executive officers as of December 31, 2019 (the “Named Executive Officers”).

Summary Compensation Table

Name	Title	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)†
Stephen R. Davis(5)	Chief Executive Officer	2019 2018 2017	743,705 719,833 700,000	— — —	3,140,000 505,400 —	3,127,738 4,771,631 13,905,418	597,485 493,806 535,938	22,318 17,362 16,790	7,631,245 6,508,032 15,158,146
Srdjan R. Stankovic(6)	President	2019 2018 2017	693,563 524,785 489,844	— — —	1,932,331 705,700 —	1,924,767 4,094,313 6,420,193	517,401 334,289 267,883	20,208 19,294 18,549	5,088,270 5,678,381 7,196,469
Austin D. Kim(7)	Executive Vice President, General Counsel, and Secretary	2019 2018	435,913 195,704	— 200,000	603,835 —	601,492 1,597,106	225,134 86,306	39,753 47,096	1,906,126 2,126,212
Elena H. Ridloff(8)	Executive Vice President, Chief Financial Officer	2019	444,026	—	652,165	649,614	229,324	15,737	1,990,867
Michael J. Yang(9)	Executive Vice President, Chief Commercial Officer	2019 2018 2017	500,701 485,250 361,731	— — —	1,291,323 212,800 —	842,087 2,077,607 11,460,367	287,328 237,773 197,822	22,383 169,480 84,028	2,943,821 3,182,910 12,103,948

(1)

Amount in 2018 for Mr. Kim represents a sign-on bonus of $200,000, which is subject to a two-year clawback, under which if Mr. Kim voluntarily leaves the Company after the first anniversary of his hire date but on or before the second anniversary of his hire date, 100% less a percentage equal to x/12 of such bonus (where x is the number of months or partial months that Mr. Kim was employed after the first year of his employment) must be repaid.

2020 Proxy Statement | 45

(2)

For 2019, represents value of PSUs and RSUs granted in 2019. For 2018, represents value of RSUs granted in 2018. The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For RSUs, the grant date fair value was computed using the closing price of the Company’s common stock on the date of grant. For PSUs, the Company assumed that performance goals will be achieved at target to determine the grant date fair value. Accordingly, the values for the PSUs in the table above reflect less than the maximum potential value of the awards. The table below shows the maximum payouts that were possible for the PSUs awarded in 2019 based on the closing price of the Company’s common stock on the date of grant and assuming the maximum level of performance was achieved.

Name	Maximum PSU Value
Stephen R. Davis	$3,140,000
Srdjan R. Stankovic	$1,932,331
Austin D. Kim	$603,835
Elena H. Ridloff	$652,165
Michael J. Yang	$1,291,323

(3)

Amounts shown do not reflect compensation actually received by the named individual. “Option Awards” includes the grant date fair value of option awards granted in the year indicated as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used to determine the valuation of stock option awards.

(4)	Amounts in 2019 are annual incentive bonuses. Amounts in 2018 are the aggregate of annual incentive and special fourth-quarter bonuses. Amounts in 2017 are annual incentive bonuses.
(5)	For 2019, “All Other Compensation” includes $14,000 in employer 401(k) matching. For 2018 and 2017, “All Other Compensation” includes $13,750 and $13,500 in employer 401(k) matching, respectively.
(6)	For 2019, “All Other Compensation” includes $14,000 in employer 401(k) matching. For 2018 and 2017, “All Other Compensation” includes $13,750 and $13,500 in employer 401(k) matching, respectively.
(7)	For 2019, “All Other Compensation” includes $12,542 in employer 401(k) matching and $23,599 in relocation expenses. For 2018, “All Other Compensation” includes $36,633 in relocation expenses.
(8)	“All Other Compensation” in 2019 includes $14,000 in employer 401(k) matching.
(9)

For 2019, “All Other Compensation” includes $14,000 in employer 401(k) matching. For 2018, “All Other Compensation” includes $13,750 in employer 401(k) matching and $152,118 in relocation expenses. For 2017, “All Other Compensation” includes $81,319 in relocation expenses.

†

In the 2019 proxy statement, the figures in the “Total” column for Mr. Davis, Dr. Stankovic and Mr. Yang for 2018 inadvertently excluded the amounts in the “Stock Awards” column. Such exclusion has been corrected for 2018 in the “Total” column above.

46 | 2020 Proxy Statement

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2019:

Grants of Plan-Based Awards in Fiscal 2019

								All Other Equity Awards:	All Other Option Awards:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Securities Underlying	Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	RSUs (#)(3)	Options (#)(4)	Awards ($)(5)	Awards ($)(6)
Stephen Davis	N/A	—	520,593	780,890	—	—	—	—	—	—	—
	4/29/2019	—	—	—	—	—	—	—	219,298	25.12	3,127,738
	4/29/2019	—	—	—	—	—	—	62,500	—	—	1,570,000
	4/29/2019	—	—	—	31,250	62,500	125,000	—	—	—	1,570,000
Elena Ridloff	N/A	—	199,812	299,717	—	—	—	—	—	—	—
	4/29/2019	—	—	—	—	—	—	—	45,547	25.12	649,614
	4/29/2019	—	—	—	—	—	—	12,981	—	—	326,083
	4/29/2019	—	—	—	6,491	12,981	25,962	—	—	—	326,083
Srdjan Stankovic	N/A	—	450,816	676,224	—	—	—	—	—	—	—
	4/29/2019	—	—	—	—	—	—	—	134,953	25.12	1,924,767
	4/29/2019	—	—	—	—	—	—	38,462	—	—	966,165
	4/29/2019	—	—	—	19,231	38,462	76,924	—	—	—	966,165
Michael Yang	N/A	—	250,351	375,526	—	—	—	—	—	—	—
	4/29/2019	—	—	—	—	—	—	—	59,042	25.12	842,087
	4/29/2019	—	—	—	—	—	—	16,827	—	—	422,694
	4/29/2019	—	—	—	8,414	16,827	33,654	—	—	—	422,694
	4/29/2019	—	—	—	—	19,106	19,106	—	—	—	445,934
Austin Kim	N/A	—	196,161	294,241	—	—	—	—	—	—	—
	4/29/2019	—	—	—	—	—	—	—	42,173	25.12	601,492
	4/29/2019	—	—	—	—	—	—	12,019	—	—	301,917
	4/29/2019	—	—	—	6,010	12,019	24,038	—	—	—	301,917

(1)

Amounts reported represent the potential short-term incentive compensation amounts payable for our 2019 fiscal year under our annual cash incentive program. The amounts reported represent each NEO’s target and maximum possible payments for 2019. Because actual payments to the NEOs could range from 0% to 150% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2019 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

(2)

Amounts reported represent PSUs, which are subject to performance and time-based vesting conditions. Such conditions are described above in the “Compensation Discussion and Analysis – Elements of Executive Compensation—Long-Term Incentives” section.

(3)	Amounts reported represent service-based restricted stock units which vest in four equal annual installments.
(4)	Amounts reported represent service-based option awards which are subject to a pro-rata (25%) one-year cliff vest and 36 monthly installments thereafter.
(5)

In accordance with the terms of the 2010 Plan, the exercise price of each option was set at the market closing price of the Company’s common stock on the date of grant. Performance-based and time-based vesting awards are expected to be made at the same time.

(6)

Represents value of RSUs and PSUs granted in 2019. The amounts in this column reflect the aggregate grant date fair value computed in accordance with FSB ASC Topic 718. For RSUs, the grant date fair value was computed using the closing price of the Company’s common stock on the date of grant. For PSUs, the Company assumed that performance goals will be achieved at target to determine the grant date fair value. The values recognized in the “Grant Date Fair Value of Option Awards” column above do not reflect estimated forfeitures.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 31, 2019 for the Named Executive Officers:

Outstanding Equity Awards at December 31, 2019

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options(2)	Vesting Commencement Date	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested(3)	Vesting Commencement Date	Market Value of Shares That Have Not Vested
Stephen Davis	320,000	—	—	7/15/2014	$20.77	7/14/2024	—		$—
	220,000	—	—	3/20/2015	34.45	3/19/2025	—		—
	225,000	—	—	9/1/2015	35.91	8/31/2025	—		—
	262,500	37,500	—	3/15/2016	19.65	3/14/2026	—		—
	167,577	76,173	—	3/8/2017	36.54	3/7/2027	—		—
	—	—	81,250	8/3/2017	29.59	8/2/2027	—		—
	137,108	106,642	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	81,250	9/7/2017	35.80	9/6/2027	—		—
	—	—	45,000	4/18/2018	19.98	4/17/2028	—		—
	56,250	78,750	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	47,500	10/15/2018	21.28	10/14/2028	—		—
	27,708	67,292	—	10/15/2018	21.28	10/14/2028	—		—
	—	—	—	N/A	N/A	N/A	17,813	10/15/2018	762,040
	—	219,298	—	4/29/2019	25.12	4/28/2029	—		—
	—	—	—	N/A	N/A	N/A	62,500	4/29/2019	2,673,750
	—	—	—	N/A	N/A	N/A	62,500	4/29/2019	2,673,750

	1,416,143	585,655	255,000				142,813		$6,109,540
Elena Ridloff	5,666	—	—	4/30/2018	15.81	4/29/2028	—		$—
	—	—	—	N/A	N/A	N/A	40,000	4/1/2019	1,711,200
	—	45,547	—	4/29/2019	25.12	4/28/2029	—		—
	—	—	—	N/A	N/A	N/A	12,981	4/29/2019	555,327
	—	—	—	N/A	N/A	N/A	12,981	4/29/2019	555,327

	5,666	103,881	—				65,962		$2,821,854
Srdjan Stankovic	250,000	—	—	11/25/2015	38.28	11/24/2025	—		$—
	140,625	9,375	—	3/15/2016	19.65	3/14/2026	—		—
	64,452	29,298	—	3/8/2017	36.54	3/7/2027	—		—
	—	—	31,250	8/3/2017	29.59	8/2/2027	—		—
	73,827	57,423	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	43,750	9/7/2017	35.80	9/6/2027	—		—
	—	—	23,750	4/18/2018	19.98	4/17/2028	—		—
	29,686	41,564	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	23,750	10/15/2018	21.28	10/14/2028			—
	13,854	33,646	—	10/15/2018	21.28	10/14/2028	—		—
	—	—	—	N/A	N/A	N/A	8,907	10/15/2018	381,041
	40,625	109,375	—	11/19/2018	18.12	11/18/2028	—		—
	—	—	—	N/A	N/A	N/A	18,750	11/19/2018	802,125
	—	134,953	—	4/29/2019	25.12	4/28/2029	—		—
	—	—	—	N/A	N/A	N/A	38,462	4/29/2019	1,645,404
	—	—	—	N/A	N/A	N/A	38,462	4/29/2019	1,645,404

	613,069	415,634	122,500				104,581		$4,473,975
Michael Yang	187,500	125,000	—	3/29/2017	35.86	3/28/2027	—		$—
	52,733	41,017	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	31,250	9/7/2017	35.80	9/6/2027	—		—
	—	—	20,000	4/18/2018	19.98	4/17/2028	—		—
	2,500	35,000	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	20,000	10/15/2018	21.28	10/14/2028	—		—
	1,666	28,334	—	10/15/2018	21.28	10/14/2028	—		—

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		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options(2)	Vesting Commencement Date	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested(3)	Vesting Commencement Date	Market Value of Shares That Have Not Vested
	—	—	—	N/A	N/A	N/A	7,500	10/15/2018	320,850
	—	59,042	—	4/29/2019	25.12	4/28/2029	—		—
	—	—	—	N/A	N/A	N/A	16,827	4/29/2019	719,859
	—	—	—	N/A	N/A	N/A	16,827	4/29/2019	719,859
	—	—	—	N/A	N/A	N/A	38,213	7/26/2019	1,634,744

	244,399	288,393	71,250				79,367		$3,395,312
Austin Kim	32,083	90,417	—	7/18/2018	17.58	7/17/2028	—		$—
	—	42,173	—	4/29/2019	25.12	4/28/2029	—		—
	—	—	—	N/A	N/A	N/A	12,019	4/29/2019	514,173

	—	—	—	N/A	N/A	N/A	12,019	4/29/2019	514,173

	32,083	132,590	—				24,038		$1,028,346

(1)

Time-based options granted to our Named Executive Officers vest over four years with 25% of the total number of shares subject to an option vesting after the first year and 1/48th per month thereafter. Awards are time-based unless indicated as performance-based awards.

(2)

Performance-based award. Vesting of performance-based option awards is described above in the “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Incentives” section. Performance-based options cannot be exercised prior to two years after the vesting commencement date (even if the vesting goals have been met) and reflect the target shares issuable pursuant to such options. If appropriate performance criteria are met, the maximum possible shares issuable is twice the target amount of each grant.

(3)	Time-based restricted stock units granted to our Named Executive Officers vest in four equal annual installments.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2019, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise1	Number of Shares Acquired on Vesting	Value Realized on Vesting2
Stephen R. Davis	300,000	$7,978,869	5,937	$238,430
Srdjan R. Stankovic	—	—	9,218	$411,757
Austin D. Kim	17,500	$480,900	—	—
Elena H. Ridloff	36,000	$1,218,600	—	—
Michael J. Yang	120,000	$1,622,226	2,500	$100,400

1

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

2	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.

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Nonqualified Deferred Compensation

None of our Named Executive Officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future.

Potential Payments Upon Termination or Change in Control

The amounts of compensation payable to each Named Executive Officer upon termination of the employment of the executive are described below. Our Compensation Committee may in its discretion recommend revisions, amendments or additions to these benefits for the approval of the Board.

Payments due upon termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer is entitled to receive amounts earned during his term of employment, including accrued and unpaid salary and payment in lieu of unused vacation days.

On December 10, 2015, the Compensation Committee of the Board of Directors, acting pursuant to authority delegated to it by our Board of Directors, adopted the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Severance Plan”) and the ACADIA Pharmaceuticals Inc. Amended and Restated Change in Control Severance Benefit Plan (the “CIC Plan”, and together with the Severance Plan, the “Plans”). The CIC Plan amends and restates ACADIA’s Change in Control Severance Benefit Plan that was effective as of March 11, 2013.

Potential payments under Management Severance Benefit Plan

The Severance Plan entitles our current Named Executive Officers and other members of management to certain severance payments and benefits in the event of a qualifying termination of employment, other than in connection with certain change in control events that are covered by the CIC Plan. In reviewing the terms of the Severance Plan, the Compensation Committee and the Board of Directors reviewed information about the practices of other companies in the health care industry. In adopting the Severance Plan, the Board of Directors considered the benefit to the Company and its stockholders in providing stability for key employees. The Severance Plan will be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard. A qualifying termination is a termination by us for any reason other than cause, or, in certain cases, by the employee for Good Reason (as defined below). For purposes of the Severance Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct; (v) such employee’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vii) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clauses (v) and (vi), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured to the satisfaction of the Board of Directors within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. The determination of whether a termination is for cause shall be made by the Board of Directors in its sole and exclusive judgment and discretion. “Good Reason” means (i) the assignment to an employee of any duties or responsibilities that results in

50 | 2020 Proxy Statement

a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; provided, however, that a change solely in the employee’s title or reporting relationships shall not provide the basis for a termination with Good Reason; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the effective date; or (iv) a material breach by the Company of any provision of the Severance Plan or any other material agreement between the employee and the Company concerning the terms and conditions of the employee’s employment.

The amount of payments and the type of benefits provided under the Severance Plan vary based on the employee’s position and include cash severance payments based on base salary and target bonus, accelerated vesting of equity awards, and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to (i) a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year and (ii) a target bonus severance amount that is equal to the pro-rata portion of the individual’s target bonus payment for the year. In the case of Mr. Davis, the base compensation severance benefit amount is multiplied by 1.5. In addition, the Named Executive Officers are also eligible to receive a pro-rated portion of the target bonus for the year in which the termination occurs. Mr. Davis only would be eligible to receive 12 months of accelerated vesting of any outstanding equity awards in the event of a qualifying termination, with performance awards deemed vested at 100% of target. If a qualifying termination had occurred, effective as of December 31, 2019, and 12 months of Mr. Davis’s outstanding equity awards were deemed vested, the value of the accelerated awards to Mr. Davis would have been $25.9 million in addition to cash compensation of approximately $2.4 million, for a total of approximately $28.3 million. The value of accelerated awards is calculated as the sum of the products of the (i) the difference between the exercise price of each option deemed accelerated and the fair market value of our common stock on December 31, 2019 multiplied by (ii) the number of shares deemed accelerated under the applicable option plus the value of other accelerated full value equity awards. If a qualifying termination had occurred, effective as of December 31, 2019, with respect to each of Dr. Stankovic, Mr. Kim, Ms. Ridloff and Mr. Yang, they would have received payments of approximately $1.6 million, $830,000, $855,000 and $1.0 million, respectively. The payments and benefits provided under the Severance Plan replaced any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with the other terms and conditions of the Severance Plan.

In order to receive any benefits under the Severance Plan, employees must sign a general release and waiver of all claims against the Company. Benefits are payable within 10 days of an effective release.

Potential payments under Amended and Restated Change in Control Severance Benefit Plan

In 2013, the Compensation Committee of our Board of Directors, acting pursuant to authority delegated to it by our Board of Directors, adopted the ACADIA Pharmaceuticals Inc. Change in Control Severance Benefit Plan. The CIC Plan adopted in December 2015 amends and restates the Change in Control Severance Benefit Plan that was effective as of March 11, 2013. In adopting the plan, the Board considered the benefit to the Company and its stockholders in providing incentives for management continuity in the event of a merger for the Company (as described above under—Effect of change in control on stock option awards). In reviewing the terms of the CIC Plan, the Compensation Committee and the Board reviewed information about the practices of other companies in the health care industry. The CIC Plan will also be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard.

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The CIC Plan entitles our Named Executive Officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment up to one month prior to or within 18 months following certain change in control events. The CIC Plan thus requires a “double trigger” before any benefits are received by the Named Executive Officers. A qualifying termination is a termination by us for any reason other than cause, or by the employee for good reason. For purposes of the CIC Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct with respect to such employee’s job duties; (v) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vi) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clause (v), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. “Good reason” means (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the Effective Date; or (iv) a material breach by the Company of any provision of the CIC Plan or any other agreement between the employee and the Company.

The amount of payments and the type of benefits provided under the CIC Plan vary based on the employee’s position and include cash severance payments based on base salary and bonus, accelerated vesting of equity awards, and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year, which amount is then multiplied by 2 for Mr. Davis and 1.5 for Dr. Stankovic, Mr. Kim, Ms. Ridloff and Mr. Yang. In addition, the Named Executive Officers are also eligible to receive a pro-rated portion of the target bonus for the year in which the change in control occurs. Under the CIC Plan, any equity awards held by a Named Executive Officer that are outstanding but unvested and that are not assumed by the acquiring company will vest, with performance awards deemed vested at 100% of target. In addition, following a merger in which the options have been assumed, if a Named Executive Officer’s employment is involuntarily terminated or terminated by such officer for Good Reason, then any unvested options and other stock awards held by the Named Executive Officer will vest. Thus, this type of vesting acceleration would require a “double trigger” for the applicable Named Executive Officer, as noted above. If a merger had occurred effective as of December 31, 2019 and all performance awards were deemed vested at target, the realized value of the stock awards as of such date would have been $39.4 million, $21.1 million, $4.9 million, $5.4 million, and $9.9 million for Mr. Davis, Dr. Stankovic, Mr. Kim, Ms. Ridloff and Mr. Yang, respectively. In addition, the cash payout under the CIC Plan at December 31, 2019 would have been approximately $3.1 million, $2.2 million, $1.1 million, $1.2 million, and $1.4 million, for Mr. Davis, Dr. Stankovic, Mr. Kim, Ms. Ridloff and Mr. Yang, respectively.

The payments and benefits provided under the CIC Plan replace any severance or similar payments or benefits under an employment agreement or other arrangement with us, including the Severance Plan, and are subject to the employee’s compliance with the other terms and conditions of the CIC Plan. In order to receive any benefits under the CIC Plan, employees must sign a general release and waiver of all claims against the Company.

52 | 2020 Proxy Statement

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	17,427,228	$$28.69	12,866,657
Equity compensation plans not approved by stockholders(2)	—	$—	—
Total	17,427,228	$$28.69	12,866,657

(1)	Includes the 2010 Plan and the Purchase Plan. 485,254 shares under column (c) are attributable to the Purchase Plan.
(2)	As of December 31, 2019, we did not have any equity compensation plans that were not approved by our stockholders.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our principal executive officer (“PEO”) to the annual total compensation of our median employee. Stephen R. Davis, our President and Chief Executive Officer is our PEO.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by estimating the annual total compensation of each active employee, excluding Mr. Davis, as of December 31, 2019, by (i) aggregating (A) the annual base salary (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target bonus for 2019, and (C) the estimated accounting value of any equity awards granted during 2019 and (ii) ranking this compensation measure for our employees from lowest to highest. If such median employee’s actual annual compensation was not comparable to the CEO compensation, for example, because such median employee was hired during the year and thus did not receive a full year’s salary or did not receive a full annual bonus, we used the next lower employee who was comparable as the median employee. Once identified, we calculated the annual total compensation of our median compensated employee in a manner consistent with that used to calculate the annual total compensation of Mr. Davis and disclosed in the Summary Compensation Table above. As permitted under Item 402(u), we are using the same median employee in 2019 because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The ratio of Mr. Davis’s annual total compensation for 2019 of $7,631,245, as reported in the Summary Compensation Table, to the annual total compensation for our median employee in 2019 of $248,370, is approximately 30.7:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Director Compensation

In March 2017, the Board approved an update to the compensation program for our non-employee directors that went into effect in June 2017. This change was made following a review of materials provided by FW Cook regarding director compensation of the same peer group of companies that was used to evaluate executive compensation. The compensation program was reviewed by FW Cook with the Compensation Committee in April 2019 and April 2020 with reference to the updated peer group used to evaluate executive compensation. The program sets forth the compensation paid to each non-employee director while serving on our board of directors. The following is a brief summary of the elements of compensation for non-employee directors.

Cash Compensation. Under the director compensation program, we provide each of our non-employee directors with cash compensation solely in the form of annual retainers, as set forth in the table below.

Annual Retainer	$50,000
Additional Retainer for Board Chair	$30,000
Additional Retainer for Audit Committee Chair	$20,000
Additional Retainer for Audit Committee Member (non-Chair)	$10,000
Additional Retainer for Compensation Committee Chair	$20,000
Additional Retainer for Compensation Committee Member (non-Chair)	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Chair	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Member (non-Chair)	$5,000

In addition to the foregoing fees, our board of directors may determine that additional committee fees are appropriate and should be payable for any newly created committee of the board. In determining any such additional fees, the board shall be guided by compensation paid to non-employee directors of a peer group of companies as well as then-current best practices.

Equity Compensation. Under the director compensation program as in effect during calendar 2019, each of our non-employee directors received an annual stock option grant under the 2010 Equity Incentive Plan (the “2010 Plan”) Plan exercisable for 15,000 shares. Options granted to our non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. Any person who joins the Board of Directors as a non-employee director is also granted an additional option to purchase 15,000 shares of common stock upon his or her election to the Board. Such option grant could be pro-rated in the case of a director who joined the Board other than at the first meeting of the Board following the annual meeting of stockholders.

Initial grants (i.e., those made upon a non-employee director’s election to our Board of Directors) vest annually over two years following the date of grant, and annual grants vest quarterly over one year following grant. The exercise price for option grants is equal to the closing price for the Company’s common stock on the option grant date. Options have a term of ten years. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason, the optionholder may exercise any vested options up to three years from cessation of service unless the participant’s stock option agreement provides otherwise.

In July 2017, the Board created two new committees: a Commercial Committee and a Scientific Committee. The 2018 compensation for the members of these committees was an additional option grant of 15,000 shares that vested quarterly over one year. The 2019 compensation for the members of these committees was an additional option grant of 7,500 shares that vest quarterly over one year. The Commercial Committee and Scientific Committees were dissolved after the 2019 Annual Meeting of Stockholders.

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In April 2020, the Board of Directors approved a change in the methodology for equity awards to non-employee directors in order to be consistent with awards to executives and other employees, as well as typical market practice among our peer companies. Beginning with the annual grants to be made at the first board meeting following the June 2020 Annual Meeting of Stockholders, non-employee directors who continue to serve on our Board will receive dollar-denominated (rather than share-denominated) annual awards having a fair market value at the date of grant of $300,000, divided equally between an option to purchase shares of the Company’s common stock (calculating the value of such option based on the grant date fair value for financial reporting purposes) and restricted stock units. Each new non-employee director who joins the Board will be granted an inducement award having a fair market value at the date of grant of $300,000 at the time he or she joins the Board; such award will also be divided equally between an option to purchase shares of the Company’s common stock (calculating the value of such option based on the grant date fair value for financial reporting purposes) and restricted stock units. Half of our peer companies provide directors with at least $300,000 in equity grant value per year.

Stock Ownership Guidelines. In early 2020, the Company adopted robust stock ownership, in part based upon the feedback our shareholders. Non-employee directors’ stock ownership guidelines are set at five times the regular annual cash retainer, which is currently $50,000.  The guidelines will be reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices.

The program counts owned shares and in-the-money value of vested stock options towards the guideline. Ownership levels are expected to be achieved within five years of the guideline being applicable. As of December 31, 2019, all non-employee directors were in compliance with the guidelines.

Reimbursement of Expenses. In addition, upon presentation of documentation of such expenses reasonably satisfactory to us, each non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he or she serves.

The following table shows, for the fiscal year ended December 31, 2019, certain information with respect to the compensation of all non-employee directors of the Company during 2019. Mr. Davis, our Chief Executive Officer, does not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Stephen R. Biggar, M.D., Ph.D.(3)	$105,000	$214,959	$319,959
Julian C. Baker(4)	60,000	214,959	274,959
Laura A. Brege(5)	75,000	214,959	289,959
James M. Daly(6)	70,000	322,439	392,439
Edmund P. Harrigan, M.D.(7)	50,000	322,439	372,439
Daniel B. Soland(8)	70,000	322,439	392,439

(1)	“Fees Earned or Paid in Cash” includes the annual Board of Directors retainer and any applicable additional retainers for service as a member or Chair of a committee.
(2)

“Option Awards” includes the grant date fair value of option awards granted as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used to determine the valuation of stock option awards.

(3)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000, an additional retainer as Board chair of $30,000, an additional retainer as Compensation Committee chair of $20,000, and an additional retainer as an NCG Committee member (non-chair) of $5,000. “Option Awards” includes the fair value of 15,000 stock options granted June 26, 2019 with an exercise price of $25.24. As of December 31, 2019, an aggregate of 111,500 stock options that had been granted to Dr. Biggar were outstanding.

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(4)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000 and an additional retainer as a Compensation Committee member (non-chair) of $10,000. “Option Awards” includes the fair value of 15,000 stock options granted June 26, 2019 with an exercise price of $25.24. As of December 31, 2019, an aggregate of 72,500 stock options that had been granted to Mr. Baker were outstanding.

(5)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000, an additional retainer as Audit Committee chair of $20,000 and an additional retainer as an NCG Committee member (non-chair) of $5,000. “Option Awards” includes the fair value of 15,000 stock options granted June 26, 2019 with an exercise price of $25.24. As of December 31, 2019, an aggregate of 105,000 stock options that had been granted to Ms. Brege were outstanding.

(6)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000, an additional retainer as an Audit Committee member (non-chair) of $10,000 and an additional retainer as a Compensation Committee member (non-chair) of $10,000. “Option Awards” includes the fair value of 22,500 stock options granted on June 26, 2019 with an exercise price of $25.24, which includes 7,500 stock options for having served as a member of the Commercial Committee of the Board, which was dissolved after the 2019 Annual Meeting of Stockholders. As of December 31, 2019, an aggregate of 80,000 stock options that had been granted to Mr. Daly were outstanding.

(7)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000. “Option Awards” includes the fair value of 22,500 stock options granted June 26, 2019 with an exercise price of $25.24, which includes 7,500 stock options for having served as a member of the Scientific Committee, which was dissolved after the 2019 Annual Meeting of Stockholders. As of December 31, 2019, an aggregate of 110,000 stock options that had been granted to Dr. Harrigan were outstanding

(8)

“Fees Earned or Paid in Cash” represents an annual retainer as a Board member of $50,000, an additional retainer as an Audit Committee member (non-chair) of $10,000 and an additional retainer as NCG Committee chair of $10,000. “Option Awards” includes the fair value of 22,500 stock options granted June 26, 2019 with an exercise price of $25.24, which includes 7,500 stock options for having served as a member of the Commercial Committee, which was dissolved after the 2019 Annual Meeting of Stockholders. As of December 31, 2019, an aggregate of 122,500 stock options that had been granted to Mr. Soland were outstanding.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

The charter of the Audit Committee states that it will review, consider and approve or ratify any “related-persons transactions.” A “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee will look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

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We describe below transactions and series of related transactions, since January 1, 2018, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

a director, executive officer, beneficial owner of more than 5% of our common stock or any member of their immediate family or any entity owned or controlled by such persons who had or will have a direct or indirect material interest.

Certain Related-Person Transactions

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Director Independence

Information regarding director independence is included under “Proposal 1—Election of Directors” above and is incorporated by reference herein.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of ACADIA Pharmaceuticals Inc. will be householding our Annual Meeting materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or ACADIA Pharmaceuticals Inc. Direct your written request to ACADIA Pharmaceuticals Inc., 3611 Valley Centre Drive, Suite 300, San Diego, California 92130, Attn: Investor Relations, or contact Investor Relations at (858) 558-2871 and we will undertake to promptly deliver a separate copy of the Annual Meeting materials to you. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Austin D. Kim Executive Vice President, General Counsel and Secretary

San Diego, California

April 29, 2020

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, ACADIA PHARMACEUTICALS INC., 3611 VALLEY CENTRE DRIVE, SUITE 300, SAN DIEGO, CA 92130. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.

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Appendix A

ACADIA Pharmaceuticals Inc.

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) of ACADIA Pharmaceuticals Inc. (the “Company”) who is not also serving as an employee of the Company or any of its subsidiaries (each such member, a “Non-Employee Director”) will, automatically and without further action by the Board or the Compensation Committee of the Board (the “Compensation Committee”), receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”). A Non-Employee Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.  This Policy may be amended at any time in the sole discretion of the Board, or by the Compensation Committee at the recommendation of the Board.

Annual Cash Retainer

Each Non-Employee Director will automatically, and without further action by the Board or Compensation Committee, receive cash compensation solely in the form of annual retainers, as set forth in the table below.  The annual retainer amounts are payable immediately following the first meeting of the Board that follows the annual meeting of the Company’s stockholders. The annual retainer amount will be pro-rated for a Non-Employee Director who joins the Board other than at the first meeting of the Board following the annual meeting of stockholders.

Annual Retainer	$50,000
Additional Retainer for Board Chair	$30,000
Additional Retainer for Audit Committee Chair	$20,000
Additional Retainer for Audit Committee Member (non-Chair)	$10,000
Additional Retainer for Compensation Committee Chair	$20,000
Additional Retainer for Compensation Committee Member (non-Chair)	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Chair	$10,000
Additional Retainer for Nominating and Corporate Governance Committee Member (non-Chair)	$5,000

Equity Compensation

The equity compensation set forth below will be granted under the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”). All stock options granted under this Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the stock option agreement).

1.

Initial Grant: For each Non-Employee Director who is first elected or appointed to the Board, on the date of such Non-Employee Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Non-Employee Director will be automatically, and without further action by the Board or Compensation Committee, granted the following two equity awards with an aggregate fair value of $300,000: (i) a stock option to purchase shares of the Company’s common stock with a fair value of $150,000 and (ii) a restricted stock unit award with a fair value of $150,000 (calculating the value of such equity awards based on the grant date fair value thereof for financial reporting purposes).  The shares subject to each such stock option and the restricted stock units will vest in equal annual installments over two years following the date of grant, subject to the Non-Employee Director’s Continuous Service (as defined in the Plan) on each such vesting date.

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2.

Annual Grant: At the first Board meeting following each annual meeting of stockholders of the Company, each Non-Employee Director who continues to serve as a member of the Board following such stockholders meeting will be automatically, and without further action by the Board or Compensation Committee, granted the following two equity awards with an aggregate fair value of $300,000: (i) a stock option to purchase shares of the Company’s common stock with a fair value of $150,000 and (ii) a restricted stock unit award with a fair value of $150,000 (calculating the value of such equity awards based on the grant date fair value thereof for financial reporting purposes). The shares subject to each such stock option will vest quarterly over one year following the date of grant, with the final tranche vesting upon the earlier of one year following the date of grant or the next annual meeting date, and the restricted stock units will vest in full upon the earlier of one year following the date of grant or the next annual meeting date, in each case subject to the Non-Employee Director’s Continuous Service (as defined in the Plan) on each such vesting date. A new non-employee director who joins the Board other than at the first Board meeting following the annual meeting of stockholders may be granted an annual award that is prorated for the portion of the year remaining until the next annual meeting of stockholders.

Reimbursement of Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Non-Employee Director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any Committee of the Board on which he or she serves.

Additional Requirements

In making any future changes to compensation payable to Non-Employee Directors, the Board or Compensation Committee will evaluate the practices of the peer group of companies that serve as references for executive compensation benchmarking, as well as then current general best practices regarding director compensation.

The Compensation Committee will review this Policy on at least a biennial basis and engage an independent compensation consultant to assist in such review.

Furthermore, the Company will not permit compensation to be paid to Non-Employee Directors for their service as such other than as provided for in this Policy, unless there are extraordinary circumstances as determined by the Compensation Committee or the Board.

All payments to Non-Employee Directors will be disclosed in accordance with applicable law, regulations and exchange or national market system requirements.

Approved by the Board of Directors: April 28, 2020

Effective: April 28, 2020

Approved by the Stockholders: June __, 2020

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Appendix B

ACADIA PHARMACEUTICALS INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004

APPROVED BY STOCKHOLDERS ON MAY 5, 2004

AMENDED BY THE BOARD OF DIRECTORS ON APRIL 29, 2016

APPROVED BY STOCKHOLDERS ON JUNE 10, 2016

AMENDED BY THE BOARD OF DIRECTORS: APRIL 27, 2019

APPROVED BY THE STOCKHOLDERS: JUNE 26, 2019

AMENDED BY THE BOARD OF DIRECTORS: APRIL 28, 2020

APPROVED BY THE STOCKHOLDERS: JUNE , 2020

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means ACADIA Pharmaceuticals Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make payments not through payroll deductions only if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

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(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, exchange, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii) a sale, exchange or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(o) “IPO Date” means the effective date of the initial public offering of the Common Stock.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t) “Plan” means this ACADIA Pharmaceuticals Inc. 2004 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 15.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

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(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock after the IPO Date, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate 5,525,000 shares of Common Stock.

(b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

B-4 | 2020 Proxy Statement

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

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(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall remain the property of the Participant at all times prior to the purchase of Common Stock, but such Contributions may be commingled with the assets of the Company and used for general corporate purposes except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

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(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant otherwise than by will, the laws of descent and distribution, or a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions, including, but not limited to, any amounts distributed to Participants pursuant to Sections 8(b), 8(c) and 9(b) hereof.

9.	EXERCISE; HOLDING RESTRICTIONS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

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(d) With respect to any Common Stock of the Company purchased under any Offering, as a condition to participating in, and purchasing shares of Common Stock under this Plan, the Board may require prior to the beginning of such Offering that each Participant must irrevocably agree that, without the prior written consent of the Company, such Participant will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock of the Company (the “Held Shares”) purchased by such Participant in such Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Held Shares, in each case before the passage of a holding period determined by the Board which commences on the date the Participant purchased the applicable Held Shares (the “Holding Period”). The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of the applicable Holding Period.

(e) Each Participant understands and agrees that on any certificates evidencing the shares of Common Stock purchased under the Plan, the Company may place a legend, substantially in the form of the following:

THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD UNTIL [INSERT DATE THAT IS EQUAL TO THE HOLDING PERIOD AFTER THE DATE OF PURCHASE].

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

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(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If, after the IPO Date, any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans or to bring the Plan and/or Purchase Rights into compliance therewith.

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(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

B-10 | 2020 Proxy Statement

The 2020 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc. will be held on June 23, 2020 at 8:00 a.m. Pacific time, virtually via the internet at www.meetingcenter.io/280696796. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ACAD2020 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, Form 10-K for the Year Ended December 31, 2019 and Annual Report to Stockholders are available at http://ir.acadia-pharm.com. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ACAD IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ACADIA Pharmaceuticals Inc. The annual meeting will be held virtually on June 23, 2020 at 8:00 a.m. Pacific time. You can attend the annual meeting by visiting www.meetingcenter.io/280696796 password ACAD2020, where you will be able to listen to the meeting live, submit questions and vote online. The undersigned hereby appoints Stephen R. Davis, Austin D. Kim and Elena H. Ridloff, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ACADIA Pharmaceuticals Inc. which the undersigned may be entitled to vote at the 2020 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc. to be held virtually on June 23, 2020 at 8:00 a.m. Pacific time by visiting www.meetingcenter.io/280696796 password ACAD2020, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby revokes all previously submitted proxies for the Annual Meeting of Stockholders to be held on June 23, 2020. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, EACH AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

ACADIA Pharmaceuticals Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 039H2B + + Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW AND FOR PROPOSALS A 2, 3, 4 AND 5. 2. To approve an amendment to our 2004 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. 3. To approve our non-employee director compensation policy. 1. To elect two Class I directors named herein to hold office until our 2023 Annual Meeting of Stockholders. For Against Abstain NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below 4. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting. 5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 6 2 3 0 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ACAD or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ACAD Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 19, 2020. Your vote matters – here’s how to vote! 1. To elect two Class I directors named herein to hold office until our 2023 Annual Meeting of Stockholders. 01 - James M. Daly 02 - Edmund P. Harrigan, M.D. Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. Mark here to vote FOR all nominees 1 U P X